UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

PORTFOLIO RECOVERY ASSOCIATES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PORTFOLIO RECOVERY

ASSOCIATES, INC. (PRAA)

Notice of 2012 Annual Meeting of

Stockholders and Proxy Statement

Annual Meeting

Wednesday, May 23, 2012, 12:00 Noon, Local Time

Riverside Commerce Center, 2nd Floor

130 Corporate Boulevard

Norfolk, VA 23502

Portfolio Recovery Associates, Inc.

130 Corporate Boulevard

Norfolk, VA 23502

April 9, 2012

LETTER FROM THE BOARD OF DIRECTORS TO OUR STOCKHOLDERS

As members of your Board of Directors, we take very seriously the responsibility entrusted to us to adhere to high standards of governance and transparency in the discharge of our duties. Two-way communication with our stockholders is a critical part of those standards, as it magnifies that our duty is twofold: We must maintain the health of the enterprise while continually ensuring that we are aligned with the best interests of our stockholders.

The purpose of this letter, therefore, is to provide context on some steps that we have taken to ensure that Portfolio Recovery Associates, Inc. (PRA) is not just succeeding in the markets where it has operations, but has taken the necessary and prudent steps to protect the integrity of the enterprise. What follows is an explanation of some of the steps we have taken and resolutions we have adopted related to governance, risk management, compensation, succession planning, and the long-term performance of PRA. We recognize that the foundation of PRA’s success is due in large part to the team that leads it. As such, it is our duty and responsibility to ensure that we collectively maintain a set of standards and accountability that will foster continued growth.

The broader economy continues to face headwinds, and no company is immune to these forces. However, the Board is pleased to note that PRA, once again, exhibited strong growth and financial stability in 2011. By adhering to its core principles, the Company has shown a spirit that transcended market conditions, and demonstrated meaningful and historic results.

We also recognize that we operate in a difficult sector. Regulation, legislation and public perception, separately or in tandem, can have a deleterious effect on our brand and our morale. We are extremely proud of the way the PRA team continues to conduct itself by adhering to what we believe are the highest standards in our industry. The Board will continue to do its part to ensure that governance concerns are promptly and meaningfully addressed and we will continually review our governance policies to ensure that we continue to serve in the best interests of the Company’s stockholders.

As a testament to that commitment, highlights from the past year follow. Greater detail on these initiatives can be found in our proxy statement.

•

Strategic Guidance: We very much view it as our role to provide strategic guidance to management on the long-term direction and sustainability of the organization. We are pleased to recognize that the Company not only executed well on its strategic and operational goals in 2011, but also continued to maintain a strong balance sheet, increased profitability, and demonstrated ongoing dedication to operational improvements. We are also pleased with the focus that management places on persistent growth in earnings for our stockholders as opposed to trying to manage short-term quarterly results. We believe this approach has served both PRA and its stockholders well.

•

Risk Oversight: In 2011 we dedicated a significant amount of attention to risk oversight. We met regularly to discuss the strategic direction of the Company, considering key risks as a part of our strategic planning process. An internal Risk Management Group was formed to formally document known risks, assess the sufficiency of risk identification, and recommend the appropriate manner in which to control or mitigate those risks. In addition, the Compensation Committee, as part of reviewing the Company’s compensation programs, considers the potential impact that such programs have on incentivizing the Company’s officers and directors to take risks.

•

Engaging with our Stockholders: In 2011, PRA took the first steps towards seeking an annual advisory vote to approve named executive officer compensation (which is also referred to as a Say on Pay vote). Stockholders who participated in the Say on Pay vote in 2011 indicated their satisfaction with our approach to executive compensation. Stockholders also agreed with us in determining that this Say on Pay vote should occur on an annual basis. We hope you are able to fully understand and value our approach to named executive officer compensation and provide your endorsement when voting your proxy.

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•

Talent Management and Succession Planning: We believe that PRA has a strong team of talented leaders. As a result, we are very focused on the recruiting and retention of top executives. We are actively involved in the Company’s talent management strategies and programs. We fully review the Company’s talent management plans in support of its business strategy at least annually. This review includes detailed discussions of the Company’s leadership team and succession plans with a focus on key positions at the senior executive level.

We encourage your feedback and support on these or any of our other initiatives, and we invite you to send your ideas and suggestions to jsscott@portfoliorecovery.com or if you would like to write to us, our contact information can be found in the section of the Proxy Statement entitled Communication with Directors.

We are committed to serving you, our stockholders, and we thank you for your continued support.

Steven D. Fredrickson	David N. Roberts	Penelope W. Kyle

James M. Voss	John H. Fain	John E. Fuller

Scott M. Tabakin

The Board of Directors

Portfolio Recovery Associates, Inc.

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Portfolio Recovery Associates, Inc.

130 Corporate Boulevard

Norfolk, VA 23502

April 9, 2012

LETTER FROM THE CHAIRMAN AND CEO

Dear Fellow Stockholders:

We are pleased to invite you to the Annual Meeting of Stockholders on May 23, 2012, at our Corporate Headquarters located at 130 Corporate Boulevard, Norfolk, Virginia 23502 at 12:00 p.m. local time. We look forward to your attendance at the meeting and we encourage you to complete, sign and date the enclosed proxy card to vote your shares or vote your shares on the internet, whether or not you are planning to attend.

Every stockholder’s vote is important and valued by the Company. We are making an effort to improve our outreach to stockholders by giving you more information about our Company. We hope that you will find our redesigned Proxy Statement containing more Company information to be an easy-to follow-format that will aid in your ability to designate your proxy vote.

Once again I thank you for your commitment to the Company and urge you to vote your shares.

Sincerely,

Steven D. Fredrickson
Chairman and Chief Executive Officer

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF PORTFOLIO RECOVERY ASSOCIATES, INC.

Date:	May 23, 2012
Time:	12:00 p.m. Local Time
Place:	Portfolio Recovery Associates, Inc.
Riverside Commerce Center
130 Corporate Blvd
2nd Floor
Norfolk, VA 23502

The enclosed Proxy Statement describes the proposals which will be on the ballot at the Annual Meeting of Stockholders of Portfolio Recovery Associates, Inc., and any adjournments or postponements thereof, as well as other important information about the Company. The proposals for which your vote is being solicited are:

1.	Election of two Directors to serve three year terms;

2.	Approval, on a non-binding advisory basis, of the compensation of our named executive officers;

3.	Ratification of the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012; and

4.	Such other matters as may properly come before the Annual Meeting or any adjournments thereof.

Stockholders of record as of the close of business on March 28, 2012 are entitled to receive notice of, and to vote at, the Annual Meeting. Included in these materials are the Proxy Statement, the Company’s 2011 Annual Report to Stockholders, which includes the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2011, this Notice of the Company’s 2012 Annual Meeting, and your Proxy Card. These materials are being mailed to stockholders on or about April 9, 2012, and are also available online at the Company’s website at www.portfoliorecovery.com.

By Order of the Board of Directors,

Judith Scott
EVP, General Counsel and Corporate Secretary

April 9, 2012

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SUMMARY OF KEY ELEMENTS OF PROXY STATEMENT

The following is a summary of information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.

BUSINESS HIGHLIGHTS

Financial Performance: 2011 was a year of major progress and accomplishment for Portfolio Recovery Associates, Inc. on many fronts. During 2011, we had the following significant accomplishments:

•

Our operating efficiencies resulted in net income growth of 37% from 2010. And for the first time in the sixteen year history of PRA, net income exceeded the $100 million mark finishing the year at $100.8 million, comparable to $73.5 million in 2010. Earnings per share (EPS) totaled $5.85 for the year, compared with EPS of $4.35 in 2010, representing an increase of 34%.

•	We increased revenue by 23% to $458.9 million as cash collections grew 33% to a record $705.5 million.

Fee-for-Service Businesses: In January 2011 we consolidated our government services subsidiaries, PRA Government Services, LLC and MuniServices, LLC, into a single business unit in order to more fully integrate the various operating units and streamline sales growth and product development for its markets.

Recognition: We were included in Forbes’ 100 Best Small Companies in America list in 2011, which is the fifth year in a row that the Company has received this recognition.

Focus on the Consumer: In 2011, we launched PRA Verification Services, a new program designed to help consumers who believe they are victims of identity theft by providing funding for them to work with a specialist from a major credit bureau to complete all of the paperwork associated with identity theft, including police reports, credit bureau notifications, and information on how to file a complaint with the Federal Trade Commission. We also established a formal partnership with Financial Education & Literacy Advisers (FELA), a leading provider of consumer and financial education programs, to help consumers better understand the debt collection process. In addition, we hired a Consumer Ombudsman, to serve as an internal resource and advocate for our customers. This position supports the PRA Resolution Center website, which is an online forum we created for our customers to communicate with us about their accounts.

Strategic Acquisitions: In January 2012, we completed the acquisition of Mackenzie Hall Holdings Limited (MacKenzie Hall), a leading UK debt collection and purchase group based in Kilmarnock, Scotland for approximately $51 Million. Mackenzie Hall is one of the UK’s fastest-growing businesses in consumer debt recovery, and this acquisition has expanded PRA into the global market, giving us opportunities to continue to diversify revenue and services.

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COMPENSATION HIGHLIGHTS

The strong performance summarized on the previous page is reflected in the compensation that our senior executives earned in 2011, as described in the Compensation Discussion and Analysis in this Proxy Statement.

The Board awarded Steven D. Fredrickson, our CEO, incentive compensation for 2011 which was tied to strong business results, including an annual bonus award of $1,185,000 and a Long-Term Incentive award valued at $1,241,749. Consistent with our executive compensation philosophy, a significant portion of his direct compensation of $3,260,000 for 2011 was incentive-based and at risk. The compensation of our other senior executive officers further reflects both our strong 2011 performance and our compensation philosophy. A significant portion of both our CEO and other senior executive officers’ total compensation is at risk, as illustrated in the following graphs:

Further detail on the total compensation for our CEO and all other Named Executive Officers (whom we collectively refer to as NEOs) can be found in the Compensation Discussion and Analysis and the corresponding tables and narratives in this Proxy Statement.

STOCKHOLDER ACTIONS

Described below are the proposals which will be on the ballot at the Annual Meeting, and any adjournments or postponements thereof.

ELECTION OF DIRECTORS (Proposal 1)

To be elected as a Director, a nominee must receive the affirmative vote of a plurality of the votes cast. In an uncontested election, any nominee for Director who receives a greater number of “withheld” votes than “for” votes is required to tender his or her resignation for consideration by the Nominating and Corporate Governance Committee of the Board of Directors.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (Proposal 2)

The Company is presenting a proposal which gives stockholders the opportunity to approve, on a non-binding advisory basis, the compensation of its NEOs as described in the Proxy Statement. The affirmative vote of a majority of the votes cast by holders of the shares of common stock present, in person or by proxy, at a meeting at which a quorum is present, is required to approve the compensation of the Company’s NEOs as disclosed in the Proxy Statement, by voting for or against a “Say on Pay” resolution. While this vote is advisory in nature and therefore will not bind the Company to take any particular action, the Board intends to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding executive compensation. Under Delaware law, abstentions are counted as shares present and entitled to vote at the meeting. Therefore, abstentions will have the same effect as a vote “against” the advisory vote to approve.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 3)

Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012 requires the affirmative vote of a majority of the votes cast by holders of the shares of common stock present, in person or by proxy, at a meeting at which a quorum is present. Under Delaware law, abstentions are counted as shares present and entitled to vote at the meeting. Therefore, abstentions will have the same effect as a vote “against” the ratification of the Company’s independent registered public accounting firm.

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PROXY STATEMENT

This proxy statement (Proxy Statement) is furnished in connection with the solicitation of proxies by the Board of Directors (the Board) of Portfolio Recovery Associates, Inc. (which we refer to as PRA or the Company and which includes Portfolio Recovery Associates Inc. and it’s wholly owned subsidiaries) in connection with the Annual Meeting of Stockholders scheduled for May 23, 2012, at 12:00 noon local time at Portfolio Recovery Associate’s Corporate Headquarters located at Riverside Commerce Center, 130 Corporate Blvd, 2nd Floor, Norfolk, Virginia 23502. This Proxy Statement and a proxy card, or a Notice of Internet Availability of Proxy Materials was first sent to stockholders on or about April 9, 2012.

VOTING INSTRUCTIONS AND INFORMATION

Who May Vote

Each holder of the approximately 17,174,405 shares of the Company’s common stock issued and outstanding shares of the Company’s common stock at the close of business on March 28, 2012 (Record Date) will be entitled to receive a notice of the Annual Meeting, and to attend and vote at the Annual Meeting. Such persons are considered “holders of record,” and will be entitled to cast one vote per share owned for each proposal to be considered at the Annual Meeting.

Matters to be Presented

We are not aware of any matters to be presented at the meeting other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.

Costs of Proxy Solicitation

The Company will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card, the Notice of Internet Availability of Proxy Materials and any additional solicitation materials sent by the Company to stockholders. The Company may reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding the proxy materials to such beneficial owners. In addition, proxies may be solicited by directors, officers and regular employees of the Company, who will not receive any additional compensation for such solicitation by mail, email, facsimile, telephone or personal contact. We have engaged Alliance Advisors to solicit proxies for an estimated fee of $40,700, plus expenses.

Attending the Annual Meeting

If you plan to attend the Annual Meeting and wish to vote your shares in person, you will be asked to present valid government-issued photo identification, such as a driver’s license. If you are a holder of record, you will need to bring with you your proxy card to gain admission to the Annual Meeting. If you require special assistance due to a disability or other reasons, please notify the Corporate Secretary in writing at 140 Corporate Blvd, Norfolk, Virginia 23502 Attention: Corporate Secretary or by email at jsscott@portfoliorecovery.com.

If your shares are held by a broker, bank or other similar organization, bring with you to the Annual Meeting the proxy card, the Notice of Internet Availability of Proxy Materials, any voting instruction form that is sent to you, or your most recent brokerage statement or a letter from your broker, bank or other similar organization indicating that you beneficially owned the shares of common stock as of the Record Date. We can use that to verify your beneficial ownership of common stock and admit you to the Annual Meeting. If you intend to vote at the Annual Meeting, you also will need to bring to the Annual Meeting a legal proxy from your broker, bank or other similar organization that authorizes you to vote the shares that the record holder holds for you in its name.

Revoking Your Proxy

You may change or revoke your proxy at any time before it is voted at the Annual Meeting. You can send a written notice of revocation of your proxy to the Corporate Secretary so that it is received before the taking of the vote at the Annual Meeting. You can also attend the Annual Meeting and vote in person. Your attendance at the Annual Meeting will not in and of itself revoke your proxy. In order to revoke your proxy, you must also notify the Corporate Secretary of your intent to vote in person, and then vote your shares at the Annual Meeting. If you require assistance in changing or revoking your proxy, please contact the Corporate Secretary at 140 Corporate Blvd, Norfolk, Virginia 23502 Attention: Corporate Secretary or by email at jsscott@portfoliorecovery.com.

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Quorum and How Votes Are Counted

A majority of holders of the issued and outstanding shares of common stock of the Company entitled to vote, who are represented in person or by proxy, will constitute a quorum. A quorum is required to transact business at our Annual Meeting. Continental Stock Transfer and Trust Company has been appointed by the Company’s Board of Directors to act as the inspector of election. The inspector of election will tabulate the votes cast by proxy or in person at the Annual Meeting, and will determine whether or not a quorum is present. In the event that a quorum is not present, the Annual Meeting will likely be adjourned or postponed in order to solicit additional proxies.

Voting Your Proxy

Election of Directors (Proposal 1)

To be elected as a Director, a nominee must receive the affirmative vote of a plurality of the votes cast. In an uncontested election, any nominee for Director who receives a greater number of “withheld” votes than “for” votes is required to tender his or her resignation for consideration by the Nominating and Corporate Governance Committee of the Board of Directors.

Advisory Vote to Approve Named Executive Officer Compensation (Proposal 2)

The Company is presenting a proposal which gives stockholders the opportunity to approve, on a non-binding advisory basis, the compensation of its NEOs as described in this Proxy Statement. The affirmative vote of a majority of the votes cast by holders of the shares of common stock present, in person or by proxy, at a meeting at which a quorum is present is required to approve the compensation of the Company’s NEOs as disclosed in this Proxy Statement, by voting for or against a “Say on Pay” resolution. While this vote is advisory in nature and therefore will not bind the Company to take any particular action, the Board intends to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding executive compensation. Under Delaware law, abstentions are counted as shares present and entitled to vote at the meeting. Therefore, abstentions will have the same effect as a vote “against” the advisory vote to approve the compensation of the Company’s NEOs.

Ratification of Independent Registered Public Accounting Firm (Proposal 3)

Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012 requires the affirmative vote of a majority of the votes cast by holders of the shares of common stock present, in person or by proxy, at a meeting at which a quorum is present. Under Delaware law, abstentions are counted as shares present and entitled to vote at the meeting. Therefore, abstentions will have the same effect as a vote “against” the ratification of the Company’s independent registered public accounting firm.

Shares represented by proxy will be voted as directed on the proxy form and, if no direction is given, will be voted as follows:

1.	“FOR” the election of each of the Director nominees;

2.	“FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s NEOs;

3.	“FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2012; and

4.	In the best judgment of the persons named in the proxies, with respect to any other matters that may properly come before the meeting.

Broker Non-Votes

Brokers, banks or other similar organizations holding shares in street name for customers who are beneficial owners of such shares are prohibited from voting such customers’ shares on non-routine matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” With respect to the proposals in question, broker non-votes will be counted for quorum purposes but will not be counted as “votes cast” either for or against such proposals.

The election of directors and the advisory vote to approve the compensation of our NEOs are considered non-routine matters and, therefore, if you hold your shares through a bank, broker or other similar organization, the organization may not vote your shares on these matters absent specific instructions from you. As such, there may be broker non-votes with respect to these matters. Since broker non-votes with respect to the

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election of Directors will not be counted as “votes cast,” if your shares are held in street name, it is critical that you vote or provide specific instructions to your broker, bank or similar organization if you want your vote to count. Broker non-votes will have no impact on the outcome of the advisory vote to approve the compensation of our NEOs, as they are not considered “votes cast” for voting purposes. On the other hand, the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is considered a routine matter. Therefore, the organization that holds your shares may vote on this matter without instructions from you and no broker non-votes will occur with respect to this matter.

If you received more than one proxy card, you may hold shares in more than one account. To ensure that all of your shares are voted, you must sign and return each card. Alternatively, if you vote online via the Internet, you will need to vote once for each proxy card you receive. As a holder of common stock of the Company, you are always invited to attend the Annual Meeting and vote your shares in person.

How to Vote

You are entitled to cast one vote per share owned as of the Record Date for each proposal to be considered at the Annual Meeting. You may vote online, by mail or in person at the Annual Meeting.

VOTING BEFORE THE ANNUAL MEETING

Voting By Mail

If you do not expect to attend the Annual Meeting in person, and choose to vote on the proposals on the agenda by mail, simply complete the Proxy Card, sign and date it, and return it in the postage-paid envelope provided. If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other similar organization), you may obtain a proxy, executed in your favor, from the record holder. You may sign the proxy card and return it to the Company, or you may direct the record holder of your shares to vote your proxy in the manner you specify. Further, if your shares are held in street name, you must communicate your instructions respecting the voting of your shares to the record holder, or your broker will be prohibited from voting your shares. Voting by mail will not affect your right to vote in person if you decide to attend the Annual Meeting; however, if you wish to revoke your proxy, you must first notify the Corporate Secretary of your intent to vote in person, and must actually vote your shares at the Annual Meeting.

Voting and Viewing Proxy Materials via the Internet

Under rules approved by the Securities and Exchange Commission (SEC), the Company is furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record. Instructions on how to access and review the proxy materials on the Internet can be found on the proxy card sent to stockholders of record and on the Notice of Internet Availability of Proxy Materials sent to stockholders who hold their shares in “street name” (i.e. in the name of a broker, bank or other similar organization). The Notice of Internet Availability of Proxy Materials will also include instructions for stockholders who hold their shares in street name on how to vote over the internet. Voting over the Internet will not affect your right to vote in person if you decide to attend the Annual Meeting; however, if you wish to revoke your proxy, you must first notify the Corporate Secretary of your intent to vote in person, and vote your shares at the Annual Meeting. In addition, stockholders may request proxy materials in printed form by mail or electronically by email on an ongoing basis. This process provides stockholders with needed information in a timely manner, while conserving natural resources and lowering the costs of printing and distributing proxy materials.

Voting Results

The results of voting at the Annual Meeting will be filed with the SEC within four business days after the Annual Meeting and will be available on the SEC’s website (www.sec.gov) or on our website (www.portfoliorecovery.com). If the final results are not available at that time, we will provide preliminary voting results in a Form 8-K and will provide the final voting results in an amendment to the Form 8-K as soon as they are available.

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Board Recommendations

THE BOARD RECOMMENDS THAT YOU VOTE:

•	“FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES;

•	“FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NEOS; AND

•	“FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2012.

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PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Board of Directors consists of seven members in three classes. Each Director serves a three year term. One class of Directors is elected at each annual meeting of stockholders. Nominees for Director who receive the affirmative votes of a plurality of the common shares represented and voting in person or by proxy at the Annual Meeting will be elected. The names of Steven D. Fredrickson and Penelope W. Kyle will be placed on the ballot for election to the Board in 2012. Mr. Fredrickson currently serves as CEO and Chairman of the Board.

Each of the nominees has consented to serve as Director if elected. We have no reason to believe that any of the current Directors will be unable or unwilling for good cause to serve. However, if any Director should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of Directors.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Combination of Chairman and Chief Executive Officer Positions

The positions of the Company’s Chairman of the Board and CEO are combined; however, the Board has designated a non-employee independent Director to serve as its Lead Director. The Company’s independent Directors meet in an executive session after each regular Board meeting and the Lead Director acts as chairman of these sessions, at which the independent Directors have the opportunity to frankly discuss management’s performance. The Board currently believes that the CEO is the individual with the necessary experience, commitment and support of the other Directors to effectively carry out the role of Chairman of the Board. The Board regularly reviews and considers whether it is in the best interest of stockholders to separate or combine the roles of Chairman of the Board and CEO. Our Board believes that the current Board leadership structure, in which the roles of Chairman of the Board and CEO are held by one person, is best for the Company and its stockholders at this time. As Chairman and CEO, Mr. Fredrickson is able to utilize the in-depth focus and perspective gained in running the Company to effectively and efficiently guide our Directors, while also working closely with Mr. Roberts, the Lead Director.

DIRECTOR CRITERIA, QUALIFICATIONS, AND EXPERIENCE

Qualifications and Skills of Directors

Generally, certain minimum qualifications must be met by a nominee for a position on the Board. Pursuant to the Nominating and Governance Committee charter, nominees are recommended based on (i) evidence of competence to act as a Board and committee member, (ii) ability to understand, effectively prepare for and participate in Board and committee matters and (iii) availability to attend and participate in Board and committee meetings. Nominees should possess the highest level of professional and personal ethics, integrity and values, have competence at the policy-making level and have the ability to exercise sound judgment. Nominees (other than the CEO) should also be independent, as defined in NASDAQ Rule 5605(a)(2), be able to understand and relate to the culture of the Company, have sufficient time to properly discharge the duties associated with serving as a Director, and have sufficient experience and knowledge to enhance or maintain the diversity of the Board. Directors must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. Directors should also exhibit proven leadership capabilities, integrity and experience with a high level of responsibility and accomplishment within their chosen fields, and must have the ability to quickly understand complex principles of business and finance in the context of a publicly traded company. Overall continuity and chemistry of the Board are also considerations.

Director Orientation, Education and Preparation

The Company conducts a formal orientation program for all new directors, which includes one-on-one meetings with each of our executive officers and senior management, as well as the provision of extensive written material about the Company, its individual business units, and the industries in which the Company and its subsidiaries operate. Senior management meetings with Directors involve business unit overviews, strategic plans and significant financial, accounting and risk management issues. Directors visit the Company’s business units and certain subsidiaries across the country in order to gain additional knowledge about their operations. Further, all Directors participate as a group in ongoing continuing education through director education sessions that are held on a regular Board meeting date at least once per year. The Company also affords Directors the opportunity and funds to attend external director education programs. Management ensures that the Board is fully informed about the Company’s business by providing regular written financial reports, reports of operations and other relevant reports at Board meetings at least quarterly, between meetings and at committee meetings. Board materials related to agenda items are provided sufficiently in advance of Board meetings to allow the Directors to prepare for discussion. All Board members also receive comprehensive

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quarterly financial reports from the Chief Financial Officer (CFO). Members of senior management attend regular Board meetings, or portions thereof, for the purpose of participating in discussions and providing management reports on business unit operations and operational developments and risks. Directors also have access to members of management and employees of the Company between meetings and, as necessary and appropriate, may consult with and engage, at the Company’s expense, independent legal, compensation, financial and accounting advisors to assist them in performing their duties to the Company and its stockholders.

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BOARD OF DIRECTORS

Director Nominees — Terms Expiring in 2012

Steven D. Fredrickson	Age: 52 President, CEO and Chairman of the Board Since: March 2002 Class 1	Education: BS, University of Denver MBA, University of Illinois

SKILLS AND QUALIFICATIONS

Mr. Fredrickson has been the CEO and a director of PRA since its inception in 1996. Prior to co-founding PRA in 1996, Mr. Fredrickson was Vice President, Director of Household Recovery Services’ (HRSC) Portfolio Services Group from late 1993 until February 1996. At HRSC Mr. Fredrickson was ultimately responsible for HRSC’s portfolio sale and purchase programs, finance, accounting, and other functional areas. Prior to joining HRSC, he spent five years with Household Commercial Financial Services managing a national commercial real estate workout team and five years with Continental Bank of Chicago as a member of the FDIC workout department, specializing in corporate and real estate workouts. In his role as our CEO for approximately fifteen years, Mr. Fredrickson has gained critical insights into managing a complex financial services business in a dynamic environment, which, along with his extensive prior experience in the financial services industry and his tenure with the Company, make him a valuable asset.

Penelope W. Kyle	Age: 63 Director Since: October 2005 Class 1	PRA Committees: Nominating and Corporate Governance (Chair)	Education: BS, Guilford College of NC MBA, College of William and Mary JD, University of Virginia

SKILLS AND QUALIFICATIONS

Ms. Kyle has been a Director of PRA since 2005. Ms. Kyle currently serves as the Chair of the Nominating and Corporate Governance Committee. Ms. Kyle, who currently serves as President of Radford University, is a highly respected educational leader with a proven record of accomplishment. Prior to her appointment as President of Radford University in June 2005, she had served since 1994 as Director of the Virginia Lottery, under three Virginia governors. Earlier in her career, Ms. Kyle worked as an attorney at the law firm McGuire, Woods, Battle and Boothe, in Richmond, Virginia. She was later employed at CSX Corporation, where during a 13-year career she became the company’s first female officer and a vice president in the finance department. Ms. Kyle also has prior service as a director and chairman of the audit committee of a publicly traded company. Ms. Kyle brings a unique and valuable perspective to our Board based on her distinctive background in business, academia and government, particularly with respect to matters relating to law and corporate governance.

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Experience of Directors Continuing in Office — Terms Expiring in 2013

John H. Fain	Age: 63 Director Since: March 2010 Class 2	PRA Committees: Audit Compensation Public Company Directorships in the Last Five Years: Keane, Inc (former)	Education: BS, Computer Science, University of South Carolina

SKILLS AND QUALIFICATIONS

Mr. Fain has been a Director of PRA since March 1, 2010, and was elected to the Board by the Company’s stockholders at the 2010 annual meeting. Mr. Fain has more than 25 years of business management experience, including service as the founder, President and Chief Executive Officer of Metro Information Services. Metro Information Services was an information technology consulting services firm which went public in 1997, and subsequently merged with Keane, Inc. in 2001. Prior to co-founding Metro Information Services, Mr. Fain developed and ran his own independent data processing consulting practice, servicing clients in multiple states. Mr. Fain is currently retired, and serves on the Investment Committee of the Hampton Roads Community Foundation. Mr. Fain was appointed to the Board of Directors because of his insight with respect to the use of information technology strategies in large multi-state companies, his operational and financial expertise and his experience as a Chief Executive Officer and Director of a sizeable business.

John E. Fuller	Age: 68 Director Since: March 2010 Class 2	PRA Committees: Nominating and Corporate Governance Compensation

SKILLS AND QUALIFICATIONS

Mr. Fuller has been a Director of PRA since March 1, 2010, and was elected to the Board by the Company’s stockholders at the 2010 annual meeting. Mr. Fuller, who has more than twenty years of executive experience, co-founded Automotive Finance Company (“AFC”), an independent automobile floor plan financing company, where he served as AFC’s Chief Executive Officer. Following the sale of AFC to Auto Dealers Exchange Services of America in 1994, Mr. Fuller stayed on as Chief Executive Officer for another twelve years, after which he left to start Dealer Services Corporation (“DSC”), which also provides financing to auto dealers throughout the country. Mr. Fuller acted as Chairman, President and Chief Executive Officer of DSC until January, 2010. Mr. Fuller was appointed to the Board because of his business development experience and expertise, his experience as a Chief Executive Officer, Chairman and Director of companies in the financial services industry and his significant corporate leadership and knowledge of the auto financing business.

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Experience of Directors Continuing in Office — Terms Expiring in 2013 continued

David N. Roberts	Age: 50 Director Since: March 2002 Class 2	PRA Committees: Lead Director Compensation (Chair) Nominating and Corporate Governance Public Company Directorships in the Last Five Years: AG Mortgage Investment Trust, Inc.	Education: BS, Economics, Wharton School of the University of Pennsylvania

SKILLS AND QUALIFICATIONS

Mr. Roberts has been involved with PRA since its formation in 1996 and has been a Director of PRA since 2002. A Senior Managing Director of Angelo, Gordon & Co., and a member of its executive committee, Mr. Roberts helped to start and grow a number of the firm’s businesses, including opportunistic real estate, private equity and net lease. Currently he co-heads private equity, and is the Chief Executive Officer of the firm’s publicly-traded REIT, AG Mortgage Investment Trust, Inc. Mr. Roberts, through his role at Angelo, Gordon & Co., helped to guide the Company through its transition from a small private company to a major, publicly-traded company. Prior to joining Angelo, Gordon & Co., Mr. Roberts was a principal at Gordon Investment Corporation, a Canadian merchant bank, from 1989 to 1993, where he participated in a wide variety of transactions including investments in the real estate, mortgage banking and food industries. Prior to joining Gordon Investment Corporation, he worked in the Corporate Finance Department of L.F. Rothschild, where he specialized in mergers and acquisitions. Mr. Roberts’ qualifications to serve on the Board include his extensive knowledge of the Company and his financial expertise in business development, operations and strategic planning. Mr. Roberts is also intimately familiar with, and has a deep understanding of the industries in which the Company does business.

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Experience of Directors Continuing in Office — Terms Expiring in 2014

Scott M. Tabakin	Age: 53 Director Since: 2004 Class 3	PRA Committees: Audit Compensation	Education: BS Accounting, University of Illinois

SKILLS AND QUALIFICATIONS

Mr. Tabakin has been a Director of PRA since 2004. He was a certified public accountant and has more than twenty-five years of public-company experience. He is Executive Vice President and Chief Financial Officer of ValueOptions, Inc., the nation’s largest independent, privately owned behavioral health and wellness company. Mr. Tabakin served as Executive Vice President and Chief Financial Officer of Bravo Health, Inc., a privately owned managed health care company from July 2006 until the sale of the company in November 2010. From October 2003 until July 2006, Mr. Tabakin was an independent financial consultant. He served as Executive Vice President and Chief Financial Officer of AMERIGROUP Corporation, a publicly traded (NYSE) managed health care company, from May 2001 until October 2003. From October 1992 until May 2001, Mr. Tabakin was Executive Vice President and Chief Financial Officer of Beverly Enterprises, Inc., then the nation’s largest publicly traded (NYSE) provider of long-term health care. From June 1980 until October 1992, Mr. Tabakin was an executive with the accounting firm of Ernst & Young. These experiences, including his experience as a senior financial officer of large publicly traded companies, provide Mr. Tabakin with a comprehensive understanding of the complex financial and legal issues facing public companies and were all factors in our conclusion that Mr. Tabakin has made and continues to make strong contributions to the Company through his service on our Board.

James M. Voss	Age: 69 Director Since: November 2002 Class 3	PRA Committees: Audit (Chair) Public Company Directorships in the Last Five Years: AG Mortgage Investment Trust, Inc.	Education: BA, Northwestern University MBA, Northwestern University

SKILLS AND QUALIFICATIONS

Mr. Voss has been a Director of PRA since 2002. He has more than thirty-five years of experience as a senior finance executive. Mr. Voss currently serves as an independent financial consultant. From 1992 through 1998, he was with First Midwest Bank as Executive Vice President and Chief Credit Officer. Prior to that, he served in a variety of senior executive roles during a twenty-four year career (1965-1989) with Continental Bank of Chicago, and was Chief Financial Officer at Allied Products Corporation (1990-1991), a publicly traded (NYSE) diversified manufacturer. Mr. Voss’ combination of expertise in the areas of business and finance enables him to provide unique insight and perspective to our Board and to address complex financial issues which may be presented to our Board.

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COMMITTEES OF THE BOARD OF DIRECTORS

The standing committees of the Company’s Board include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each non-employee Director serves on at least one committee of the Board. The committees of the Board regularly report on their activities and results of meetings to the full Board. Only independent non-employee Directors that have been determined by the Board to be independent as defined by the associated NASDAQ rules may serve on Board committees.

Audit Committee

The Audit Committee is primarily concerned with the integrity of the Company’s consolidated financial statements, the effectiveness of the Company’s internal control over financial reporting, the Company’s compliance with legal and regulatory requirements, the independence, qualifications and performance of the independent auditors, and the objectivity and performance of the Company’s internal audit function. The Board has determined that each member of the Audit Committee is financially literate, and qualified as an “audit committee financial expert” as defined by SEC rules. The Audit Committee is not responsible for the planning or conduct of the audits, or the determination that the Company’s consolidated financial statements are complete and accurate and in accordance with U. S. generally accepted accounting principles. The Audit Committee reviews and takes appropriate action with respect to the Company’s annual and quarterly consolidated financial statements, the internal audit program, the confidential hotline and related ethics program and disclosures regarding the Company’s internal controls. To facilitate its risk oversight responsibilities, the Audit Committee receives regular briefings from the Company’s Office of the General Counsel with respect to significant litigation and from the Company’s Director of Internal Audit regarding Sarbanes-Oxley 404 compliance matters. Each member of the Audit Committee completes a quarterly risk assessment questionnaire. The Audit Committee reviewed and amended its charter in February 2011. At the time of its charter review, the Audit Committee also reviewed the Company’s practices and procedures to ensure continued compliance with the internal control reporting provisions of the Sarbanes-Oxley Act of 2002, as amended, and related regulatory requirements. As described in its charter, the Audit Committee’s primary duties and responsibilities are to:

•

Monitor and review the accuracy and fairness of the Company’s financial reports and monitor and ensure the adequacy of the Company’s systems of internal controls regarding finance, accounting and legal compliance;

•	Engage and monitor the independence and performance of the Company’s independent registered public accounting firm and pre-approve all audit services and permitted non-audit services;

•	Monitor the independence and performance of the Company’s internal auditors;

•	Provide an avenue of communication between the independent registered public accounting firm, management and the Board;

•	Prepare an Audit Committee report for the Company’s annual proxy statements; and

•	Comply with all other duties as set forth in the Audit Committee Charter.

A copy of the charter of the Audit Committee will be mailed to any stockholder who makes a request to the Corporate Secretary at 140 Corporate Blvd, Norfolk, Virginia 23502 Attention: Corporate Secretary, and is also available online at the Corporate Governance section of the Investor Relations page on the Company’s corporate website, www.portfoliorecovery.com.

Compensation Committee

The Compensation Committee oversees the development and administration of the Company’s compensation and benefits policies and programs. As described in its charter, the Compensation Committee’s primary responsibilities are to:

•	Develop and oversee the implementation of the Company’s compensation philosophy with respect to the Directors, the CEO and other executives who report directly to the CEO;

•

Ensure that the Company’s senior executives are compensated effectively in a non-discriminatory manner consistent with such compensation philosophy, internal equity considerations, market practice and the requirements of the appropriate employment laws and regulatory bodies;

•

Review and recommend to the full Board the Company’s compensation discussion and analysis disclosure containing the Company’s compensation policies and the reasoning behind such policies, as required by the SEC;

•	Review compensation programs and policies for features that may encourage excessive risk taking, and determine the extent to which there may be a connection between compensation and risk; and

•	Prepare a Compensation Committee report for the Company’s annual reports and/or proxy statements.

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As stated in its charter, the Compensation Committee has sole authority to retain and terminate an independent consulting firm. Pursuant to this authority, the Compensation Committee has engaged Frederic W. Cook, Co., Inc. (FW Cook) to assist in the evaluation of executive compensation. The Charter of the Compensation Committee is available on the Investor Relations page of the Company’s website, and will be provided to any stockholder who sends a request to the Corporate Secretary at the Company’s mailing address. No officer of the Company has ever served on any compensation committee or board of directors of any other company with respect to which a Director is an executive officer. For more information on the responsibilities and activities of the Compensation Committee, see the “Compensation Discussion and Analysis” section. The Committee’s charter, which sets out its duties and responsibilities, can be found on the Investor Relations section of our website at www.portfoliorecovery.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee annually reviews the composition of all committees, makes recommendations concerning Board dynamics and oversees Director development and the annual self evaluations of the Board and its committees. In addition, the Nominating and Corporate Governance Committee reviews the Company’s corporate governance practices and related public issues important to the Company, and makes recommendations to the Board on such issues. The Nominating and Corporate Governance Committee is responsible for:

•

Identifying, reviewing and recommending nominees for election to the Board. In addition to considering the qualifications of candidates suggested by current Directors and by officers of the Company, the Nominating and Corporate Governance Committee considers any candidates who may be recommended by stockholders in accordance with Section 2.11 of the Company’s by-laws and Article Fifth of our certificate of incorporation. The Nominating and Corporate Governance Committee will use the same criteria in evaluating any candidates nominated by a stockholder, current Directors and officers of the Company;

•

The Nominating and Corporate Governance Committee screens all candidates in the same manner, regardless of the source of the recommendation, and determines whether a candidate meets the Company’s general Board membership qualifications, possesses the skills required of a Director and will contribute to the diversity of talent represented on the Board. The Nominating and Corporate Governance Committee arranges and conducts personal interviews of candidates, as appropriate. Any stockholder may make nominations with respect to the election of Directors in accordance with Section 2.11 of the Company’s by-laws and Article Five of our certificate of incorporation, which establish the information and notice requirements for such nominations; and

•

In addition, our Nominating and Corporate Governance Committee will consider whether the candidate assists in achieving a mix of members that represents a diversity of backgrounds and experience, including with respect to age, gender, international background, race and specialized experience.

The Company did not receive any recommendations of potential director candidates from stockholders for consideration at the 2012 Annual Meeting. The Nominating and Corporate Governance Committee recommended to the Board the candidates for re-election who are included on the ballot for this Annual Meeting. Any nominee for Director who receives a greater number of votes withheld from or against his or her election than votes for his election shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will then consider the best interests of the Company and its stockholders and will recommend to the full Board the action to be taken with respect to the tendered resignation. The duties and responsibilities of the Nominating and Corporate Governance Committee are specified in its charter. The charter of the Nominating and Corporate Governance Committee, as amended in February 2009, is available at the Investor Relations page of the Company’s website, at www.portfoliorecovery.com, and will be mailed to any stockholder who sends a request to the Corporate Secretary at the Company’s mailing address.

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The following table shows the current membership for each of the standing committees of the Board as of the Record Date.

THE BOARD AND COMMITTEES

Director	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Steven D. Fredrickson, Chairman
James M. Voss	CHAIR
Scott M. Tabakin	—		—
Penelope W. Kyle		CHAIR
David N. Roberts, Lead Director		—	CHAIR
John H. Fain	—		—
John E. Fuller		—	—
Number of Meetings in 2011	10	2	6

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EXECUTIVE OFFICERS

•	Steven D. Fredrickson, 52, Chairman, President and Chief Executive Officer. A complete description of Mr. Fredrickson’s qualifications is set forth on page 7 of this Proxy Statement.

•

Kevin P. Stevenson, 48, Executive Vice President, Chief Financial and Administrative Officer, Treasurer and Assistant Secretary. Prior to co-founding Portfolio Recovery Associates in 1996, Mr. Stevenson served as Controller and Department Manager of Financial Control and Operations Support at HRSC from 1994 to 1996. Prior to joining HRSC, he served as Controller of Household Bank’s Regional Processing Center in Worthington, Ohio. He is a certified public accountant and received his B.S.B.A., with a major in accounting from Ohio State University.

•

Michael J. Petit, 52, Senior Vice President and President, Bankruptcy Services. Mr. Petit joined Portfolio Recovery Associates in 2003 to lead the Company’s efforts in purchasing bankrupt consumer accounts. Prior to joining PRA, Mr. Petit was Managing Director and Head of the Core and Communications Technologies Group in the Investment Banking Division of Pacific Crest Securities. Mr. Petit has also held senior investment banking positions with Jefferies & Company and Banc One Capital Markets. Mr. Petit received a B.S. in mechanical engineering from the University of Illinois and an M.B.A. from The University of Texas at Austin.

•

Neal Stern, 43, Executive Vice President, Chief Operations Officer, Owned Portfolios. Mr. Stern joined Portfolio Recovery Associates in January 2008 and is responsible for all owned portfolio collection activity, including call centers, legal outsourcing, collection agency outsourcing, probate, customer service, and portfolio collection strategy and analytics. Mr. Stern was most recently a senior executive with the Target Corporation, running collection and customer service vendor management operations. Mr. Stern attended the University of Minnesota.

•

Peter K. McCammon, 45, Senior Vice President and President, Revenue Enhancement Services and Business Development. Mr. McCammon joined the Company in 2007. All of the Company’s fee-for-service businesses, including PRA Government Services, LLC, PRA Professional Services, LLC, PRA Location Services, LLC, and Claims Compensation Bureau, LLC, report to Mr. McCammon. He also maintains responsibility for Portfolio Recovery Associates’ business development and merger and acquisition activities. Mr. McCammon most recently served as Managing Director of Shamrock Holdings, the investment arm of the Disney family. He also served in leadership roles at Trader Publishing, LLC, Atlantic Capital Management, Scott & Stringfellow, Lehman Brothers, and Smith Barney. Mr. McCammon earned a B.S. degree from the McIntire School of Commerce and an M.B.A. from the Darden Graduate School of Business, both at the University of Virginia.

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Corporate Governance

PRA’s Board and management are committed to strong corporate governance and sound business practices. The Company has a code of business conduct and ethics that covers the members of our Board, and our officers and employees (including, without limitation, our CEO, CFO and chief accounting officer), which satisfies the requirements for a “code of ethics” under the SEC rules. The code of business conduct and ethics addresses, among other items, conflicts of interest, confidentiality, fair dealing, protection and use of corporate assets, compliance with laws and the reporting of illegal or unethical behavior. The Company will disclose all amendments to the code of business conduct and ethics, as well as any waivers thereof, on its website, www.portfoliorecovery.com, to the extent permissible by the rules and regulations of the SEC and the NASDAQ. There were no waivers of the code of business ethics granted in 2011.

The Company’s corporate governance guidelines, code of business conduct and ethics and the charters of the committees of the Board are posted on the Investor Relations page of the Company’s website, www.portfoliorecovery.com. Please note that the website does not constitute a part of this Proxy Statement. These materials are also available in print to any stockholder upon request. The Board regularly reviews committee charters and major corporate governance developments and modifies its governance principles, committee charters and key practices as warranted. Additionally, the Board conducts assessments of each of its committees and of itself. This process enhances Director, committee, and Board effectiveness. At the conclusion of the Board and committee assessments, the Board uses the information obtained to evaluate and refine its processes and committee charters, as necessary.

DIRECTOR ATTENDANCE

During 2011, the Board held 17 meetings: 5 regular and 12 special meetings. The majority of the Board attended 100% of the regular meetings of the Board in 2011. Each Director attended at least 75% of the aggregate number of meetings of the Board and committees on which he or she served during 2011.

DIRECTOR INDEPENDENCE

The Board consists of seven Directors, one of whom is currently employed by the Company (Steven D. Fredrickson, CEO). The Board has established guidelines which conform to the independence requirements of the NASDAQ listing standards to assist it in determining director independence. In February 2012, the Directors completed Directors’ and Officers’ questionnaires in accordance with current proxy disclosure requirements. These included updated information concerning their qualifications and experience, as well as any conflicts of interest, job changes, and any material transactions, relationships, and other arrangements between the Company and the Directors or immediate family members of the Directors. A Director’s immediate family members include the Director’s spouse, parents, children, siblings, in-laws, and anyone (other than domestic employees) who shares the Director’s home. Based on the responses received and other available information, it was determined that all of the non-employee Directors of the Company lack material relationships with the Company, and are independent Directors under applicable securities law requirements and NASDAQ rules. The Board has also concluded that each of the members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee meet the NASDAQ independence tests. These determinations were made based upon a number of facts, including, but not limited to, the following:

•

Except for Steven D. Fredrickson, the Chairman of the Board and CEO, no Director is, or has ever been, an executive officer of the Company or employed by the Company or its subsidiaries, or has an immediate family member who is an employee or officer of the Company or its subsidiaries or has any current or past material relationships with the Company;

•	No Director, other than the CEO has ever received any compensation from, worked for, been retained by, or received anything of substantial value from the Company, other than Director compensation;

•

No Director or any member of any Director’s immediate family is, or ever was, employed by the Company’s independent registered public accounting firm, or ever worked on the Company’s audit at any time;

•

No NEO serves on the board of directors of any company that employs a Director or any member of the immediate family of a Director, none sits on a board of directors of any company at which a Director is the chief executive officer or chief operating officer, and no Director or any member of the immediate family of a Director has been an executive officer of any entity having a compensation committee on which one or more of the Company’s executive officers has concurrently served;

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•

None of the independent directors, their respective affiliates or members of their immediate family, directly or indirectly, has engaged in any transaction with the Company or its affiliates or has any relationship with the Company or its affiliates which, in the judgment of the Board, is inconsistent with a determination that the director is independent;

•

No Director and no immediate family member of any Director is a partner or controlling stockholder, director or executive officer of any entity from which the Company purchases goods or services, or to which the Company makes charitable contributions in excess of 5% of the entity’s consolidated gross revenues for that year, or $200,000, whichever is greater; and

•	There is no family relationship among any of the directors or executive officers of the Company.

INDEPENDENT DIRECTOR MEETINGS

Non-employee Directors meet at least quarterly in executive session without management present, as part of each regularly scheduled Board meeting. The Lead Director acts as chairman of these sessions, at which the independent Directors have the opportunity to frankly discuss management’s performance.

BOARD LEADERSHIP

The structure of our Board Leadership consists of a Chairman (who is also our CEO), a Lead Independent Director, who is elected by the independent directors, and strong independent committee chairs. Our Board believes that the current Board leadership structure, in which the roles of Chairman and Chief Executive Officer are held by one person, is best for the Company and its stockholders at this time. As Chairman and Chief Executive Officer, Mr. Fredrickson is able to utilize the in-depth focus and perspective gained in running the Company to effectively and efficiently guide our Directors, while also working closely with Mr. Roberts, the Lead Director. However, the Board does review the appropriateness of this structure on a regular basis. Our Lead Director coordinates the activities of the other independent Directors to ensure strong independent oversight of management; facilitates information flow and communication by acting as a liaison between the non-employee Directors and management; chairs all meetings of the Board during executive session; and is authorized to call meetings of the independent Directors and retain any outside advisors and consultants who report directly to the Board of Directors on Board issues. The Board believes that strong, independent Board leadership is a critical aspect of effective corporate governance; therefore the independent Directors meet in executive session at each regular Board meeting.

BOARD RISK OVERSIGHT

The Board, as a whole and through its committees, is responsible for overseeing PRA’s risk profile and management’s processes for assessing and managing risk. The Board recognizes that the Company faces a broad range of risks, including financial, regulatory, operational, political, reputational, governance, and legal that may affect the Company’s ability to execute corporate strategies and fulfill business objectives. The Board operates within a climate of transparency and uninhibited dialog with senior management. Consistent with this approach, senior management attends the regular meetings of the Board and routinely reports on their activities. These reports include risk considerations and discussions concerning actions and proposals to mitigate the risks identified, if any. The Board meets regularly to discuss the strategic direction of the Company; a consideration of key risks is essential to the Company’s strategic planning process. The Board’s ultimate goal is to ensure that the Company continues as a successful business; therefore, the Board analyzes risks so as to appropriately optimize financial returns and increase stockholder value. A Risk Management Group was recently formed to document known risks, assess the sufficiency of risk identification, and recommend the appropriate manner in which to control or mitigate those risks.

Certain important categories of risk are assigned to committees that review, evaluate and receive management reports on risk. These include:

•

The Audit Committee is responsible for direct oversight of the Company’s risk management program. The Company’s Risk Management Group provides the Audit Committee with quarterly risk management updates. Additionally, the Audit Committee receives quarterly reports from the Company’s CFO and the Company’s external auditors on financial risks, compliance with reporting requirements, and internal controls. The Audit Committee also receives quarterly reports from the Company’s Director of Internal Audit on the results of internal audit testing; and

•	The Compensation Committee takes measures to prevent the Company’s compensation programs and incentives from leading to decisions that encourage or promote excessive risk-taking.

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The Compensation Committee has reviewed the Company’s compensation policies and practices for all employees, including our executive officers, as they relate to risk management practices and risk-taking incentives and has determined that there are no risks arising from these policies and practices that are reasonably likely to have a material adverse effect on the Company. FW Cook assisted in the Company’s risk assessment. The Compensation Committee considers that our compensation programs incorporate several features which promote the creation of long-term value and reduce the likelihood of excessive risk-taking by our employees. These features include: (i) a balanced mix of cash and equity, annual and longer-term incentives, and types of performance metrics, (ii) the ability of the Compensation Committee to exercise negative discretion over all incentive program payouts, (iii) performance targets for incentive compensation that include both objective Company performance targets and individual performance goals, (iv) time-based vesting of equity awards that encourages long-term retention, and (v) a bonus pool for the majority of non-executive employees that is capped at an amount equal to a small percentage of each employee’s annual base salary.

SUCCESSION PLANNING

The Company’s Board is actively involved in the Company’s executive talent management strategies and programs. The Board fully reviews the Company’s executive talent management plans in support of its business strategy at least annually. This review includes detailed discussions of the Company’s leadership team and succession plans with a focus on key positions at the senior executive level. In addition, the Board regularly discusses the talent pipeline for specific critical roles and engages in discussions with our CEO and Senior Vice President, Human Resources with regard to the performance strengths and developmental opportunities of our senior executives – specifically those aimed at ensuring the incumbent(s) will be best positioned to be highly effective in the event of a succession triggered role change. High potential leaders across the organization are given exposure and visibility to Board members through formal presentations and informal events.

COMMUNICATION WITH DIRECTORS

Stockholders may communicate with members of the Board by transmitting their correspondence by mail or facsimile. All such communications should be sent to the attention of the Corporate Secretary, at the address specified below:

Judith Scott

Executive Vice President, General Counsel and Secretary

Portfolio Recovery Associates, Inc.

Riverside Commerce Center

140 Corporate Boulevard

Norfolk, VA 23502

jsscott@portfoliorecovery.com; Fax: 757-321-2518

The Company’s confidential hotline may be used by any stockholder who prefers to raise a concern to the Board in a confidential or anonymous manner, by dialing 1-800-290-1650. All telephone calls to the Company’s confidential hotline are referred to the Chairman of the Audit Committee, who is responsible for ensuring that such matters are appropriately investigated.

Communications from shareholders to one or more directors will be collected and organized by the Corporate Secretary and forwarded to the Chairman of the Board, or if addressed to an identified Independent Director, to that Director, as soon as practicable. Communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Corporate Secretary may forward only representative correspondence. The Corporate Secretary will determine whether any communication addressed to the entire Board as a whole should be properly addressed by the entire Board, or by a committee of the Board. If a response to the communication is warranted, the content and method of the response will be coordinated with the Company’s General Counsel.

POLICIES FOR APPROVAL OF RELATED PERSON TRANSACTIONS

The Company requires disclosure of any relationships and transactions in which the Company, its Directors, its executives or their immediate family members are participants, and conducts a review of transactions of the Company with any stockholders owning five percent (5%) or greater of the Company’s outstanding common stock, to determine whether there are any such transactions in amounts at or exceeding the minimum threshold for disclosure in this Proxy Statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000) in which a related person has a direct or indirect material interest. The Company’s General Counsel is primarily responsible for

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developing and implementing the policy and procedures relative to the review and approval of related party transactions. The complete details of any proposed transaction must be presented to the Company’s General Counsel by the party intending to enter into the transaction. The Company’s General Counsel will make an initial materiality determination, and when appropriate, will prepare a written analysis and recommendation to the Nominating and Corporate Governance Committee based on: (i) the nature of the proposed transaction; (ii) the related person’s interest in the transaction; (iii) the dollar value of the transaction; (iv) the importance of the transaction to the business of the Company;(v) the material terms of the transaction; and (vi) the overall fairness of the transaction to the Company. Based on the foregoing factors, the Nominating and Corporate Governance Committee will decide whether or not to recommend that the proposed transaction be brought before the full Board for consideration. If the matter is presented to the Board for a vote, and a related party is involved in the transaction, he or she will not be allowed to participate in any discussions and decisions concerning the transaction. If the Board approves the transaction, the Company’s General Counsel will ensure that a written arm’s length contract between the parties is appropriately executed by all parties. There were no reportable related party transactions with the Company in 2011 and no such transactions are currently proposed.

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PROPOSAL 2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company’s stockholders are being asked to approve, on an advisory, nonbinding basis, the compensation of the Company’s NEOs as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the Summary Compensation Table and related tables and disclosures. This vote provides stockholders with the opportunity to express their positive or negative vote on the Company’s overall executive compensation program, policies and procedures. At the Company’s 2011 annual meeting, a majority of stockholders voted, consistent with the recommendation of the Company’s Board, to hold an advisory vote on a resolution to approve the Company’s NEOs’ compensation annually, until the next required vote on the frequency of such votes. Our Board believes that annual advisory votes on a resolution to approve NEO compensation will allow the Company’s stockholders to provide more regular input to the Company on our compensation philosophy, policies and practices as disclosed in our annual proxy statements.

An objective of the Company is to retain highly qualified and talented executives and to provide appropriate incentives to encourage their high performance, which creates value for the Company’s stockholders. As described in detail in this Proxy Statement, the Company seeks to closely align the interests of its executive officers with the interests of its stockholders and appropriately reward executive performance while avoiding the encouragement of unnecessary or excessive risk-taking. Stockholders are encouraged to read this Proxy Statement’s Compensation Discussion and Analysis for a more detailed discussion of the Company’s executive compensation programs, philosophy and principles. A vote on this matter will not address any specific item of compensation, but rather the overall compensation of the Company’s NEOs. Accordingly, stockholders are asked to indicate their support for the Company’s compensation of its NEOs by casting their votes “FOR” the following resolution:

“RESOLVED, that the stockholders of Portfolio Recovery Associates, Inc. approve, on an advisory basis, the compensation of the NEOs whose names are listed in the Summary Compensation Table on page 47 herein, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the Summary Compensation Table and related compensation tables and narrative.”

This vote is advisory and non-binding, but will provide information to the Company and the Compensation Committee regarding stockholder sentiment about the Company’s executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of 2012 and beyond. The Compensation Committee values the opinions of its stockholders and will take into consideration any concerns they may raise.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board has appointed KPMG LLP as its independent registered public accounting firm, to audit its consolidated financial statements for the year ending December 31, 2012, and to audit the effectiveness of its internal control over financial reporting as of December 31, 2012. The Board considers the selection of the Company’s independent registered public accounting firm to be a matter of stockholder concern and is therefore submitting the selection of KPMG LLP for ratification by the Company’s stockholders. The Audit Committee is not required to take any action as a result of the outcome of the vote on this Proposal 3. However, if our stockholders do not ratify the appointment of KPMG LLP, the Audit Committee may investigate the reasons for such stockholder rejection and may consider whether to select a different independent registered public accounting firm. Even if the selection of KPMG LLP is ratified by the stockholders, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012.

FEES PAID TO KPMG LLP

KPMG LLP served as the Company’s independent registered public accounting firm with respect to the audits of the Company’s consolidated financial statements as of and for the year ended December 31, 2011, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011. In connection with its 2011 corporate income tax returns, which are anticipated to be completed in 2012, the Company has retained KPMG LLP for certain permitted non-audit services. The following table sets forth the fees billed or expected to be billed by KPMG LLP for audit services for the years ended December 31, 2011 and 2010, and for fees billed for other services rendered during those periods. All services performed by and fees paid to KPMG LLP were pre-approved by the Audit Committee.

SERVICE	2010	2011
Audit Fees (1)	$749,425	$673,000
Audit Related Fees (2)	$34,000	$52,500
Tax Fees (3)	$94,780	$140,510
All Other Fees (4)	$2,250	$2,250

Total	$880,455	$868,260

(1)

Audit Fees primarily relate to the audits of the Company’s annual consolidated financial statements and effectiveness of the Company’s internal control over financial reporting, reviews of the quarterly consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services performed in connection with the review of the Company’s stock registration statement and offerings.

(2)	Audit-related Fees primarily relate to engagements to report on internal controls for selected information systems (SOC 1 reports).
(3)	Tax Fees primarily relate to the preparation of tax returns and for tax consultation services.
(4)	All Other Fees relate to an annual subscription to KPMG LLP’s proprietary research tool.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services, services related to internal controls and other services. The independent registered public accounting firm and the Company’s CFO periodically report to the Audit Committee regarding the services provided by the independent registered public accounting firm in accordance with this pre-approval policy. During 2011, the Audit Committee pre-approved all of the services provided by KPMG LLP. The Audit Committee has considered the provisions of these services by KPMG LLP and has determined that the services are compatible with maintaining KPMG LLP’s independence.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee has furnished the following report to stockholders of the Company in accordance with rules adopted by the SEC.

Each member of the Audit Committee is an independent director, as defined in accordance with NASDAQ listing standards. In addition, the Board has determined that James Voss, Scott Tabakin and John Fain are each “audit committee financial experts” as defined by paragraph (d)(5)(ii) of Item 407 of Regulation S-K.

The Company’s management has primary responsibility for establishing and maintaining effective internal controls over financial reporting, preparing the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles, and managing the public reporting process. KPMG LLP, the Company’s independent registered public accounting firm, is responsible for forming and expressing opinions on the conformity of the Company’s audited consolidated financial statements in accordance with U.S. generally accepted accounting principles, in all material respects, and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee reviewed and discussed with management, the Company’s audited consolidated financial statements for the year ended December 31, 2011, including a discussion of the acceptability and appropriateness of significant accounting policies and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee discussed with the Company’s independent registered public accounting firm matters related to the conduct of the audits of the Company’s consolidated financial statements and internal control over financial reporting. The Audit Committee also reviewed with management and the independent registered public accounting firm the reasonableness of significant estimates and judgments made in preparing the consolidated financial statements, as well as the clarity of the disclosures in the consolidated financial statements and related notes.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and KPMG LLP the Company’s audit financial statements, including the quality, not just the acceptability, of the financial reporting, the reasonableness of significant accounting judgments and estimates, the clarity of disclosures in the financial statements, and the assessment of the Company’s internal controls over financial reporting. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T and such other matters as the Audit Committee and the independent registered public accounting firm are required to discuss under auditing standards generally accepted in the United States.

•

The independent registered public accounting firm’s judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in the Company’s consolidated financial statements;

•	The critical accounting policies and practices used by the Company;

•

Any alternative treatments within U.S. generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent registered public accounting firm;

•	Methods used to account for significant or unusual transactions;

•	The effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	The process used by management in formulating particularly sensitive accounting estimates and the basis for the firm’s conclusions regarding the reasonableness of these estimates;

•	Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the consolidated financial statements;

•	Any audit adjustments and any uncorrected consolidated financial statement misstatements; and

•	Other material written communications between the independent registered public accounting firm and management.

The Audit Committee has also received written communications from KPMG LLP as required by the PCAOB Rules, including Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with KPMG LLP its independence. The Audit Committee has concluded that the audit and permitted non-audit services which were provided by KPMG LLP in 2011 were compatible with, and did not negatively impact, its independence.

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In 2011, the Audit Committee met with the Company’s Director of Internal Audit and with its independent registered public accounting firm, with and without management present, to discuss the overall quality of the Company’s financial reporting. The Audit Committee also reviewed with management the Company’s audited consolidated financial statements and related notes and the acceptability and appropriateness of significant accounting policies. Based on the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and in the charter, the Audit Committee recommended to the Board that the audited consolidated financial statements and related notes be included in the Annual Report on Form 10-K for the year ended December 31, 2011.

KPMG LLP has been recommended by the Audit Committee of the Board for reappointment as the independent registered public accounting firm for the Company, and subject to stockholder ratification, the Board has appointed KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012. Representatives of KPMG LLP are expected to attend the 2012 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

The Company is requesting that the stockholders ratify the appointment of KPMG LLP as the Company’s Independent registered public accounting firm for the year ending December 31, 2012. In the event the stockholders fail to ratify the appointment, the Audit Committee will consider it a direction to consider other accounting firms for the subsequent year.

This report is submitted on behalf of the following independent Directors, who constitute the Audit Committee:

James Voss, Chairman

John Fain

Scott Tabakin

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table contains information about the shares of the Company’s common stock beneficially owned as of the Record Date by the executives named therein, including the Company’s CEO, CFO, each of the Company’s non-employee Directors, and all Directors and NEOs as a group. Subject to community property laws where applicable, to the knowledge of the Company, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. There are no outstanding stock options currently exercisable or exercisable within 60 days of the Record Date of March 28, 2012 and no non-vested shares vesting within 60 days of the Record Date as previously stated.

Name of Beneficial Owner	Shares Owned	Shares Not Vested	Total Shares Beneficially Owned	Percentage of Shares Owned
Steven D. Fredrickson	148,159	36,747	148,159	0.9%
Kevin P. Stevenson	94,566	16,892	94,566	0.6%
Michael J. Petit	26,336	20,224	26,336	0.2%
Neal Stern	16,618	15,836	16,618	0.1%
Peter K. McCammon	11,898	13,336	11,898	0.1%
Penelope W. Kyle	6,403	1,016	6,403	0.0%
David N. Roberts	41,871	1,016	41,871	0.2%
Scott M. Tabakin	7,233	1,416	7,233	0.0%
James M. Voss	7,800	1,016	7,800	0.0%
John H. Fain	1,800	2,016	1,800	0.0%
John E. Fuller	1,800	2,016	1,800	0.0%

All Executives & Directors	364,484	111,531	364,484	2.1%

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The following table sets forth the persons or entities known by the Company to be the beneficial owners of more than five percent (5%) of the common stock of the Company based on their most recent filings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Title of Class	Name & Address of Beneficial Owner	Shares Beneficially Owned (1)	Percent of Class (2)
Common Stock	BlackRock, Inc. (3) 40 East 52nd Street New York, NY 10022	1,446,720	8.42%
Common Stock	Waddell & Reed Financial, Inc. (4) 6300 Lamar Avenue Overland Park, KS 66202	1,202,995	7.00%
Common Stock	The Vanguard Group, Inc.(5) 100 Vanguard Blvd. Malvern, PA 19355	917,106	5.34%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares.
(2)	Ownership percentage is based on 17,174,405 shares of common stock outstanding as of the Record Date.
(3)

Based on information in Schedule 13G/A filed with the SEC on February 10, 2012, in which BlackRock, Inc. is reported as the beneficial owner of 1,446,720 shares of the Company’s common stock with sole power to vote or direct the vote and with sole power to dispose or to direct the disposition of these 1,446,720 shares.

(4)

Based on information in a Schedule 13G/A filed with the SEC on February 14, 2012, in which Waddell & Reed Investment Management Company, a subsidiary of Waddell & Reed Financial, Inc., is reported as the beneficial owner of 937,879 shares of the Company’s common stock with sole power to vote or direct the vote and with sole power to dispose or to direct the disposition of these 937,879 shares, and in which Ivy Investment Management Company, another subsidiary of Waddell & Reed Financial, Inc., is reported as the beneficial owner of 265,116 shares of the Company’s common stock with sole power to vote or direct the vote and with sole power to dispose or to direct the disposition of these 265,116 shares.

(5)

Based on information In a Schedule 13G filed with the SEC on February 9, 2012, in which The Vanguard Group, Inc. is reported as the beneficial owner of 917,106 shares of the Company’s common stock, with sole power to vote or direct the vote of 23,609 shares held by its wholly-owned subsidiary, Vanguard Fiduciary Trust Company, sole power to dispose or direct the disposition of 893,497 shares, and shared power with its wholly-owned subsidiary, Vanguard Fiduciary Trust Company, to dispose or direct the disposition of 23,609 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934 (Exchange Act) requires the Company’s NEOs and Directors and persons who beneficially own more than ten percent (10%) or more of the Company’s common stock to file initial reports of ownership and changes in ownership of such common stock with the SEC and NASDAQ. As a practical matter, the Company typically assists its Directors and officers with these transactions by completing and filing Section 16 reports on their behalf. The Company also reviews directors’ and officers’ questionnaires and written representations from the NEOs and Directors. Based on a review of the Section 16(a) reports filed by the Company on behalf of its Directors and NEOs or furnished to the Company by beneficial owners of 10% or more of its common stock and a review of written representations from certain reporting persons, the Company believes that all such filing requirements of its Directors and NEOs were complied with on a timely basis during 2011, with the exception of a late Form 4 for each of Steven D. Fredrickson, Kevin P. Stevenson, Peter K. McCammon and Judy S. Scott (Executive Vice President, General Counsel and Secretary).

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The table below reflects the number of shares subject to outstanding awards and the amount available for future issuance. All share awards are in the form of grants of shares of nonvested shares, including LTI Shares.

Plan Category	Number of Securities Authorized for Issuance Under the Plan	Number of Securities to be Issued Upon Exercise of Outstanding Options and Nonvested Shares	Weighted-Average Exercise Price of Outstanding Options and Nonvested Shares (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity compensation plans approved by stockholders	2,000,000	310,381	$0.00	674,492
Equity compensation plans not approved by stockholders	None	None	N/A	None

Total	2,000,000	310,381	$0.00	674,492

(1)	Includes grants of nonvested shares, for which there is no exercise price, but with respect to which shares are awarded without cost when the restrictions have been realized.
(2)	Excludes 1,073,232 exercised options and vested shares, which are not available for re-issuance.

COMPENSATION OF DIRECTORS

The Board, upon the recommendation of the Compensation Committee, sets the compensation for non-employee Directors so as to fairly compensate them for the work required of them, based on the Company’s size and scope. The Company also makes annual equity awards to non-employee Directors in order to align each Director’s interests with the long-term interests of the Company’s stockholders. The Compensation Committee recommended an adjustment in the Directors’ compensation, effective as of January 1, 2011, based on a peer group analysis of the compensation of the directors of companies in the Compensation Peer Group listed on page 32 of this Proxy Statement. The chart below provides a summary and comparison of total non-employee Director compensation in 2011.

The chart below provides a summary and comparison of total non-employee Director compensation in 2011.

Compensation Element	2011
Annual Retainer (Cash Portion)	$40,000
Annual Retainer (Company Stock Portion)	$65,000
Annual Committee Chair Retainers
• Audit Committee	$25,000
• Compensation Committee	$12,500
• Nominating and Corporate Governance Committee	$10,000
Annual Committee Retainers
• Audit Committee	$12,500
• Compensation Committee	$6,250
• Nominating and Corporate Governance Committee	$5,000
Lead Director Retainer	$15,000

On the date of the 2011 annual meeting of stockholders each non-employee Director was awarded non-vested shares valued at approximately $65,000. Annual Director stock awards become fully vested one year after the grant date. This vesting schedule, combined with the targeted Director stock ownership policy described below, advances the alignment of Directors’ economic interests with those of stockholders.

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Recognizing that each Director should have a substantial personal investment in the Company, the Board has adopted a target stock ownership policy which applies to each Director, requiring a personal holding by each Director of a number of shares valued at not less than two times the Director’s annual Board retainer, exclusive of Committee retainers. Directors are expected to acquire and maintain this share ownership threshold within two years after joining the Board. In 2011, the Company offered no compensation to its Directors other than their annual retainers and stock awards; however, each Director is reimbursed for travel expenses in connection with attendance at Board meetings and for all reasonable expenses associated with continuing education programs. The Company offers no retirement benefits or other perquisites to Directors. The Company maintains policies of directors’ and officers’ liability insurance covering all Directors. The Company’s CEO received no additional compensation for his service as a Director and Chairman of the Board of Directors.

2011 DIRECTOR COMPENSATION TABLE

Name of Beneficial Owner	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Total Compensation
John H. Fain	$58,750	$64,040	0	$122,790
John E. Fuller	$51,250	$64,040	0	$115.290
Penelope W. Kyle	$50,000	$64,040	0	$114,040
David N. Roberts	$72,500	$64,040	0	$136,540
Scott M. Tabakin	$58,750	$64,040	0	$122,790
James M. Voss	$65,000	$64,040	0	$129,040

(1)

The amounts reported in the Stock Awards column represent the aggregate grant date fair value of the stock awards calculated by multiplying the number of non-vested shares granted by the closing stock price of the Company’s common stock on the grant date. The actual amount of compensation that will be realized by a Director at the time an award vests will depend upon the market price of the Company’s common stock at the vesting date.

(2)	The Company discontinued its practice of granting stock options to Directors in 2004. There are no outstanding options.

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COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis describes the material elements of compensation awarded to, earned by, and paid in 2011 to our NEOs identified in the Summary Compensation Table and other compensation tables contained in this Proxy Statement. We also provide an overview of our executive compensation philosophy and our executive compensation programs. In addition, we explain how and why the Compensation Committee of our Board arrives at specific compensation policies and decisions involving the NEOs. The 2011 NEOs are as follows:

•	Steven D. Fredrickson, Chairman, President and Chief Executive Officer;

•	Kevin P. Stevenson, Executive Vice President, Chief Financial and Administrative Officer, Treasurer and Assistant Secretary;

•	Michael J. Petit, Senior Vice President and President, Bankruptcy Services;

•	Neal Stern, Executive Vice President, Chief Operations Officer, Owned Portfolios; and

•	Peter K. McCammon, Senior Vice President and President, Revenue Enhancement Services and Business Development.

Opportunity for Stockholder Feedback

The Compensation Committee values feedback from our stockholders regarding our executive compensation programs. Stockholders are invited to express their thoughts to the Compensation Committee through the means described under the heading “Communication with Directors” in this Proxy Statement. In addition, the advisory vote on the Compensation of the NEOs, which we hold annually, provides stockholders with an opportunity to communicate their thoughts on our executive compensation program.

The stockholders had a majority vote in favor of annual Advisory Votes on Executive Compensation. In response to that majority voting, a proposal to approve, on a non-binding advisory basis, NEO compensation has been included in this 2012 Proxy Statement.

You should read this section of the Proxy Statement in conjunction with the advisory vote that we are conducting on the compensation of the NEOs (See “Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation”). This Compensation Discussion and Analysis is intended to provide all of the necessary and relevant information to assist in your voting decision. The Company continued its compensation practices in light of the favorable results of the 2011 advisory vote to approve the Company’s executive compensation. At the Company’s 2011 annual meeting, 99.4% of votes cast approved the compensation program for the Company’s NEOs.

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EXECUTIVE SUMMARY

Our Business

PRA is a specialized financial and business services company. We are a market leader in the consumer debt purchase and collection industry. The Company also provides a broad range of fee-based services to include revenue enhancement for local governments; vehicle location, skip-tracing and collateral recovery for auto lenders, governments, and law enforcement; contingent consumer debt recovery on behalf of banks, credit providers, and debt purchasers; and filing of class action claims on behalf of institutional investors, manufacturers, and retailers. PRA was founded in 1996 and has been public since 2002. We are distinguished by our strong customer focus, continuous innovation, and culture of integrity and compliance. We have more than 2,800 employees in the United States and the United Kingdom. For more information about our businesses, please refer to our Annual Report on Form 10-K filed with the SEC on February 28, 2012.

2011 Business Highlights

While 2011 marked another year with a weak and volatile global economy, we were able to deliver another year of strong performance. Our performance in 2011 was significant and continued to reflect our attention on driving the top line, identifying and improving operational efficiencies, and maintaining a strong and flexible capital structure. Due to our steady leadership, even in this economy, we continue to be strong in cash collections from both bankruptcy and core portfolios, supported by impressive performance in our call centers.

During 2011, we had the following significant accomplishments:

•

Our operating efficiencies resulted in net income growth of 37% from 2010 and for the first time in the sixteen year history of Portfolio Recovery Associates, net income exceeded the $100 million mark finishing the year at $100.8 million, compared to $73.5 million in the previous year. EPS totaled $5.85 for the year, compared with EPS of $4.35 in 2010, an increase of 34%.

•	We increased Revenue by 23% to $458.9 million as Cash Collections grew 33% to a record $705.5 million.

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•	Portfolio acquisitions totaled $408 million, compared with $367 million in the prior year.

•

Internal legal collections grew to $65.7 million in 2011 from $47 million in 2010. Internal legal collections, for which the Company uses attorneys employed by the Company, represent an important, developing collections channel. Productivity rose to a record $240 per collector hour paid for 2011, up from $194 in the prior year. Productivity, a key measure of collector performance, is measured by cash collections per collector hour paid.

In January 2012 we acquired Mackenzie Hall, a leading UK debt collection and purchase group based in Kilmarnock, Scotland for approximately $51 Million. Mackenzie Hall is one of the UK’s fastest-growing businesses in consumer debt recovery, and this acquisition has expanded PRA into the global market providing opportunities to continue to diversify revenue and services.

2011 Executive Compensation Highlights

The Compensation Committee believes that the compensation programs and performance incentives in place in 2011, as more fully described herein, contributed to the achievement of the Company’s financial and operational outcomes. The total compensation paid to the Company’s executives in 2011 reflects the Compensation Committee’s recognition of the executives’ contributions to the Company’s financial performance.

In 2011, we took the following compensation actions:

•	We successfully renegotiated all of our NEOs’ Employment Agreements for the 2012 through 2014 period; and

•

We implemented a Supplemental Long Term Equity Program which was designed to reward, motivate, and retain Mr. Petit, Senior Vice President and President, Bankruptcy Services as he leads the Bankruptcy Department through an anticipated period of continued exceptional profitability.

In January 2012, in view of our financial performance in 2011, the Committee also took the following actions:

•	We increased base salaries of our NEOs to be more reflective of the market median. As a result, we also reduced 2012 cash bonus targets to result in more consistent Total Cash Compensation;

•	We paid 2011 cash bonuses above the market median consistent with above-target company performance; and

•	We granted shares under the 2012 LTI Program taking into consideration market median, Company and individual performance, future contributions, and any related retention concerns.

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2011 Corporate Governance Highlights as Related to the Compensation Committee

We work hard to maintain good governance standards with regard to our executive compensation policies and practices. The following practices were in effect during 2011:

•

The Compensation Committee is composed solely of independent Directors who have established ways to communicate with stockholders regarding their views on our executive compensation program as previously described in this Proxy Statement;

•

The Compensation Committee’s independent compensation consultant, FW Cook, is retained directly by the Compensation Committee and performs no other consulting or other services for us. The Company has determined there is no known conflict of interest existing with FW Cook;

•

The Compensation Committee conducts an annual review and approval of our compensation strategy and programs, and works to assess the risks of these programs. This work is done to reduce the likelihood of any of our compensation programs having a material adverse effect on the Company;

•

We maintain stock ownership guidelines for our NEOs and progress towards those guidelines is monitored annually. The Compensation Committee reserves the right to pay out cash bonuses in equity in the event that an executive is not clearly working towards meeting or exceeding the established guidelines;

•	Our NEOs do not receive perquisites other than reimbursement for a comprehensive physical examination every 5 years; and

•

The Company does not provide excise tax gross-ups and requires a double trigger (a change in control of the Company combined with termination of the NEOs’ employment) for activating the NEOs’ right to a severance payment in the change of control component of the NEOs’ Employment Agreements.

PHILOSOPHY AND OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM

Our compensation philosophy is to align our NEOs’ pay with performance, while ensuring that our executive compensation is attractive, flexible, market based and closely synchronized with the interests of our stockholders. Our compensation objectives are to attract, hire, and retain the caliber of executive officers necessary to deliver sustained high performance to our stockholders; to ensure that our compensation programs pay for performance; that we reward both short and long-term performance; that our pay programs are aligned with stockholder interests; and that we continually build strong succession plans for organizational stability. Our executive compensation program is an important component in each of these human resources goals. Equally important, we view compensation practices as a means for communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements. Within this framework, we observe the following principles:

•

Attract, hire, and retain top caliber executives: We believe executive officers should have compensation and benefits programs that are market competitive and that permit us to hire top caliber individuals at all levels.

•	Pay for performance: A significant portion of the annual compensation of our NEOs should vary with annual business performance and each individual’s contribution to that performance.

•	Reward long-term performance: NEOs should be rewarded for achieving long-term growth and profitability, and such rewards should be aligned with the interests of our stockholders.

•	Align compensation with stockholder interests: The interests of our NEOs should be linked with those of our stockholders through the risks and rewards of the ownership of our common stock.

•	Support organizational succession planning: The overall compensation program should reinforce our focus on succession planning.

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•

Ensure the appropriate focus on both short and long-term goals: Our compensation programs are built to link directly to our short and long term performance goals. Our Annual Bonus Plan is directly tied to annual performance whereas our LTI Programs are designed to focus on a three year performance and retention period.

Executive compensation should be linked, directly and materially, to the Company’s overall performance and each executive’s individual performance, and should reward past performance and motivate future performance.

HOW WE MAKE COMPENSATION DECISIONS

Role of the Compensation Committee

The Compensation Committee, which is made up of four independent directors, is responsible to our Board for overseeing our executive compensation and benefits policies and programs. Among its duties, the Compensation Committee is responsible for formulating the compensation recommendations for our CEO and approving all compensation for the CEO’s direct reports (including the NEOs). Although the Compensation Committee considers the CEO’s recommendations, the Compensation Committee independently evaluates the recommendations and makes all final compensation decisions within the parameters of its compensation philosophy. This includes:

•	Evaluation of the competitiveness of each officer’s total compensation package including Base Pay, Annual Bonus and Long Term Incentives;

•	Reviewing and approving corporate incentive goals and objectives;

•	Evaluating individual performance results in light of these goals and objectives;

•	Approval of any changes to the total compensation package; and

•	Overseeing employment agreements including the renewal process.

The Compensation Committee is supported in its work by an executive compensation consultant (as described herein), the CEO, and the head of the Human Resources Department and her staff. The Compensation Committee considered the recommendations of FW Cook in the process of allocating the mix of total compensation among each element of compensation, so as to provide the right balance of short-term and long-term compensation. The compensation of executives who have the greatest ability to influence the Company’s financial performance is predominately performance-based and at risk, which is consistent with the Company’s overall compensation philosophy.

Role of the Chief Executive Officer

Within the framework of the compensation and benefits programs approved by the Compensation Committee and based on a review of market competitive data completed annually, our CEO recommends the mix of salary, annual bonus and long-term incentive awards that the Company’s key executives (including the other NEOs) should receive as both target and actual total direct compensation. These recommendations are based upon his assessment of each executive officer’s performance, the performance of the individual’s respective business or function, and any employee retention considerations. The Compensation Committee reviews our CEO’s recommendations and approves any compensation changes affecting our NEOs as it determines in its sole discretion. Our CEO does not play any role with respect to any matter affecting his own compensation. The Compensation Committee may delegate to the CEO duties and responsibilities as the Compensation Committee deems to be in the best interests of the Company, provided such delegation is not prohibited by applicable law, rule or regulation. Delegated duties include, but are not limited to the ability of the CEO to grant a specified number of non-vested shares of the Company’s stock to newly hired, recently promoted or other key employees in accordance with specified parameters.

Role of the Compensation Consultant

The Compensation Committee has retained FW Cook as its executive compensation consultant. The Compensation Consultant reports directly to the Compensation Committee and the Compensation Committee may replace the Compensation Consultant or hire additional consultants at any time. A representative of the Compensation Consultant attends meetings of the Compensation Committee and communicates with the Committee Chair between meetings, as requested.

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In connection with its work for the Compensation Committee, FW Cook provides various executive compensation services to the Compensation Committee pursuant to a written consulting agreement. Generally, these services include advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to performance.

During 2011, The Compensation Consultant performed the following services for the Compensation Committee:

•

Provided an annual competitive evaluation of total compensation for the CEO and his direct reports (including the NEOs), as well as overall compensation program share usage, dilution, and fair value transfer analysis;

•	Provided a competitive review of prior employment agreements as well as recommendations for the Compensation Committee to use in establishing new executive employment agreements;

•	Provided a total compensation analysis for CEO and CEO direct reports versus compensation peer group and survey data;

•	Reviewed and provided advice on the CD&A for the proxy statement and related compensation tables; and

•	Reviewed committee materials and provided commentary when appropriate.

The Compensation Consultant provided no services to management during 2011. The Compensation Committee retains sole authority to hire the Compensation Consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement. The total amount of fees paid to the Compensation Consultant for services to the Compensation Committee in 2011 was $122,093.

USE OF COMPETITIVE DATA

Executive compensation should assist the Company in attracting and retaining high quality talent, and should be reasonable in comparison to like positions in like companies. In order to appropriately incentivize and retain the management team, compensation packages for the Company’s executives should be responsive to the current environment and attractive and competitive in comparison to peer companies. Consequently, the Compensation Committee strives to provide executive compensation packages that include a combination of base pay and incentives that are appropriate in the relevant marketplace.

While the Compensation Committee does not believe that it is appropriate to establish compensation levels based solely on benchmarking, the Compensation Committee believes that information regarding pay practices at other companies is nevertheless useful as it recognizes that compensation practices must be competitive in the marketplace. Accordingly, the Compensation Committee engages FW Cook to assist and make recommendations in connection with the selection of and periodic review of companies to be included in the Compensation Peer Group, as well as related analysis in connection with updates made with the approval of the Compensation Committee. We believe the Peer Group represents the organizations that most closely correlate with us and therefore they lean toward the business services industry with a focus on specialized finance. The companies who are included in the Compensation Peer Group were included based on certain metrics, principally revenue, net income, market capitalization and complexity, comparable to those of the Company.

The total target direct executive compensation approximates the median of the Compensation Peer Group with the addition of fully earned bonus compensation and performance-based equity incentives. Actual cash compensation may be above or below this range based on actual performance. In making its year-end compensation decisions, the Compensation Committee noted that the Company performed comparatively well in difficult economic conditions, and on a relative basis in comparison to the industry as a whole, while exceeding its 2011 financial performance targets.

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In its review of the 2011 compensation of Company executives, the Compensation Committee primarily reviews the compensation practices of the Compensation Peer Group:

Note: This Compensation Peer Group is the same peer group reported in last year’s Proxy Statement.

Compensation Peer Group
Asset Acceptance Capital Corp	Equifax
Cash America International	EZCORP
Credit Acceptance	Fair Isaac
Dealer Track Holdings	First Cash Financial Services
Dollar Financial	Ocwen Financial
Encore Capital Group, Inc	World Acceptance Corp
EPIQ Systems	Wright Express Corp

In addition to Peer Group Proxy Compensation Data, the Compensation Committee reviews, but does not place as much emphasis on financial services compensation survey data developed by the compensation consulting firm of Towers Watson. The primary focus on the Peer Group Proxy Compensation Data relates to the more direct matches in terms of company size and business mix. The Compensation Committee uses this data to ascertain the competitive market for our NEOs and to determine whether the Company’s compensation levels are competitive, and to make any necessary adjustments to reflect executive performance and Company performance. As a part of this process, FW Cook measures actual pay levels within each compensation component and in the aggregate. We also review the mix of our compensation components with respect to fixed versus variable, short-term versus long-term and cash versus equity-based pay. This information is then presented to the Compensation Committee for its review and use.

The Compensation Committee generally compares the compensation of the CEO and other NEOs to the median of the Compensation Peer Group. In addition, the Compensation Committee also considers factors such as our performance within the Peer Group, the unique characteristics of the individual’s position, and any succession and retention considerations. The Company also uses benchmarks of its executive compensation against the Compensation Peer Group to enhance its ability to remain competitive in attracting executives.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The primary components of our executive compensation program and the purpose of each component are presented in the table below. The Compensation Committee measures the competitiveness of our programs by looking at the median of the Peer Group and the Towers Watson data for each compensation component.

Compensation Component	Key Characteristics	Purpose	Principal 2011 Actions
Base Salary	Compensation component is fixed. Initially established based on employees’ prior experience, anticipated contribution, the scope of their responsibilities and the applicable market compensation paid by other companies for similar positions. Benchmarked against market data and reviewed annually after employment.	Intended to attract executive talent in the markets in which the Company competes. Recognizes and rewards the experience and skills that employees bring to the Company. Provides motivation for career development and enhancement. Ensures that all employees receive a basic level of compensation.	Effective January 2012, the Committee made significant adjustments to the base salaries of our CEO and our NEOs with the intention of bringing their base salaries closer to the market median.

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Annual Bonus Program	Compensation component is variable. Provides pay differentiation based on performance. Goals are set by the Committee. Bonuses are typically paid in cash (although they can be paid in immediately vested common stock) in the first quarter for the prior year’s performance.	Provides motivation and reward for executives to meet or exceed annual corporate and business unit performance as well as individual contributions to that performance. Focuses on short-term (annual) objectives and is intended to encourage accountability by rewarding for performance.	The NEOs received annual incentive awards ranging from $500,000 to $1,300,000 for 2011 performance. Annual Bonus targets for 2012 were reduced to both offset base salary adjustments and further align with the median of the market.

Long-Term Incentive Awards	Compensation component is variable. Provides pay differentiation based on performance. Goals are set by the Compensation Committee. Both a performance and time-based award opportunity, generally granted annually as a combination of restricted stock and performance shares which vest only upon the Company’s achievement of specified targets. Amounts actually earned will vary based on stock price appreciation and corporate performance.	Intended to motivate NEOs to achieve our business objectives by tying incentives to the performance of our common stock over the long-term and to reinforce the link between the interests of our NEOs and our stockholders. Assists in our ability to attract and retain talent.	The NEOs received annual long-term incentive values ranging from $300,000 to $1,500,000. One quarter of this value is time-based and the other three-quarters are performance-based.

Health and Welfare Plans and Retirement Plans	Compensation component is fixed.	Provides benefits that promote employee health and support employees in attaining financial security.	No changes to the programs in 2011 and therefore, no changes affecting the NEOs.

Perquisites and Other Personal Benefits	Compensation component is fixed. Perquisites include comprehensive physical examination every five years only.	Provides a business related benefit to our Company or serves a necessary business purpose.	No changes to the programs in 2011 and therefore, no changes affecting the NEOs.

Post-Employment Compensation	Compensation component is fixed.	Intended to provide temporary income protection following an executive officer’s involuntary termination of employment and, in the case of a change of control, to also provide continuity of management. Additionally provides protection for the Company through non-compete agreements.	In December, 2011, we entered into new employment contracts with each of our NEOs. As a part of this initiative, we established clear reasons for severance for involuntary terminations.

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DIRECT COMPENSATION COMPONENTS

The following section contains information regarding certain performance measures and goals. These measures and goals are disclosed in the limited context of our executive compensation program. Investors should not apply these performance measures and goals to other contexts.

Base Salary

Base Pay provides the principal fixed component of executive compensation. Base Salary is in most instances, set on an individual basis at the time the employee enters into employment with the Company, or upon promotion or other change in job responsibilities. However, it is reviewed annually and the Compensation Committee considers the relative importance of the position, the competitive marketplace, and the individual’s performance and contributions prior to making any adjustments. Because the objectives of base pay are to provide salaries at levels that allow the Company to attract and retain highly qualified executives, and to recognize and reward individual performance and experience, the Compensation Committee has increased its focus on aligning base salary with the median of the market.

FW Cook’s annual compensation analysis included a review of the Company’s top executives’ total compensation as compared to the same or similar positions in the market from which the Company would be likely to recruit job candidates. The peer group analysis revealed that, in aggregate, the Company’s executives’ base pay was lower than the median of pay for comparable positions in the Compensation Peer Group, and was approximately 76% of the median of pay for comparable positions in the proxy data of the Compensation Peer Group.

Base Salary Decisions

The Compensation Committee made a determination to increase base salary for all of our NEOs to further align their base compensation with the market median. These adjustments were communicated to the NEOs in their 2012-2014 Employment Agreements and went into effect on January 1, 2012. The Compensation Committee increased Mr. Fredrickson’s base salary from $575,000 to $725,000, Mr. Stevenson’s base salary increased from $350,000 to $375,000, Mr. Petit’s base salary increased from $275,000 to $325,000, Mr. Stern’s base salary increased from $260,000 to $325,000, and Mr. McCammon’s base salary increased from $250,000 to $300,000. Each of these adjustments was based on performance and the competitive market data for positions of similar scope and responsibility.

Annual Bonus Plan Awards

Annual Bonus Plan Awards are a variable compensation component. In 2011, the annual incentive program provided for a bifurcated cash bonus based on both individual and financial performance. The financial goals for all of the NEOs were set by the Committee which also set the individual goals for the CEO. The individual goals for all of the other NEOs are set by the CEO and approved by the Compensation Committee. Each NEO was assigned a bonus target established by the Compensation Committee in January 2011. The 2011 total target cash compensation for the Company’s executives, which included base salary plus cash bonus, was approximately 10% above that of the median of the Compensation Peer Group. As a result, when the Compensation Committee worked to set 2012 Annual Bonus targets, the targets were reduced to further align compensation with the market and to partially offset the increases to base salary. Additionally, in 2012, the Compensation Committee elected to eliminate having a bifurcated program and retained only the financial performance component. This decision does not mean that individual performance will not be weighted in determining final payouts, simply that the program will no longer be formally bifurcated. We believe this is an important distinction and aligns our Annual Bonus Plan more closely with the performance of the Company and expectations of stockholders. Under the 2011 program, the Compensation Committee would have to consider partial payouts to individuals even if the Company missed its performance/financial objectives. The revisions to the program for 2012 eliminate the possible payout on this individual component. Bonuses are typically paid in cash (although they can be paid in immediately vested common stock at the Compensation Committee’s discretion) in the first quarter for the prior year’s performance.

Determination of Non Equity Incentive Pool

In order to establish a direct link between the interests of our NEOs and our stockholders, the Compensation Committee assesses Company performance relative to a series of financial measures as well as strategic and qualitative factors to arrive at the incentive pool to be used for the payment of annual incentive awards for the current year. The Compensation Committee may adjust the bonus pool and the individual bonus amounts awarded based on corporate and individual performance, both financial and non-financial. When corporate performance is strong, the Compensation Committee generally approves higher bonuses in the aggregate than it does when corporate performance is weaker. The Compensation Committee also takes into consideration mitigating factors affecting financial performance, and does not apply a strictly formulaic approach in determining either the individual or financial performance portions of the bonus award.

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As described in the Company’s Annual Bonus Plan that stockholders approved at the 2010 annual meeting, there are many key financial measures that the Company used to determine the 2011 pool, including net operating income, revenue, earnings per share, operating income (before or after taxes), return on equity, total stockholder return, and return on capital. The financial achievement bonus would be paid if, and to the extent that the results of operations achieve the goals set for the year. If (i) the results of operations for the year exceed the net profitability goals and (ii) the executive’s performance is determined to have exceeded expectations, the amount of the Annual Cash Bonus may be increased in recognition of the degree to which results exceeded such goals, and the degree to which the executive contributed to the Company’s superior performance results as determined by the Compensation Committee. For 2011 performance (paid in February 2012), the primary metric used to determine the financial performance pool continued to be Net Operating Income. We believe this is most indicative of the Company’s financial success during the fiscal year and what we want the executives to focus on achieving. Net Operating Income can be defined as the income from operations after subtracting costs and expenses associated with those operations. It can be found on our income statement in the line called “Income from Operations.”

The Compensation Committee evaluated 2011 Net Operating Income against the 2011 goals and determined that the Company’s financial performance had exceeded expectations. The Compensation Committee also took into account significant revenue growth, growth in cash receipts and cash collections, net operating income growth, and record levels of debt buying in 2011. The Compensation Committee may exercise negative discretion to adjust the bonuses that may otherwise be payable under these performance metrics; however, based upon 2011 performance the Compensation Committee did not make this election. In 2011, the initial size of the cash bonus pool for all executives was set at 5.5% of the Company’s budgeted pre-tax net operating income before bonus expense. In recognition of the Company’s exemplary financial performance in 2011, the Compensation Committee voted to increase the bonus pool.

The CEO and the Board set the financial targets for 2011 Company performance shown in the table below. The 2011 financial targets were aggressively set, with growth in revenue of 17%, net operating income of 16%, and EPS of 12%. The Company’s actual financial results were substantially above these targets, as indicated in the table below.

Goal	2010 Actual	2011 Target	2011 Actual
Revenue	$372.7 million	$435.8 million	$458.9 million
Net Operating Income	$129.8 million	$150.5 million	$176.9 million
Operating Expenses to Cash Receipts Ratio	41.0%	41.2%	37.0%
Cash Collections	$529.3 million	$619.1 million	$705.5 million
Earnings Per Share	$4.35	$4.86	$5.85

For 2011 performance, the amount of the individual portion of the annual cash bonus was determined based upon the executive’s performance during the prior operating year, compared to goals for that year as approved by the Board. The individual portion of the cash bonus was paid if the executive’s personal performance was in conformance with Company policy and with the executive’s past levels of performance, and if the executive had met the performance expectations of the Compensation Committee. As stated previously, for 2012, this separate component has been eliminated from the Annual Bonus Plan.

Decisions for 2011

Our CEO recommends the amount of an individual NEOs’ annual bonus (other than his own, which is established by the Compensation Committee) based on his evaluation of each individual’s contributions during the year, with reference to market data. As a part of this review, both our CEO and the Compensation Committee consider each individual’s performance in managing our business during challenging market conditions, their management of specific units, and our total company financial performance combined with specific department financial performance. The CEO then submits his recommendations to the committee for review, adjustment, and approval. The Compensation Committee fully determines and approves the amount of our CEO’s award based on similar criteria.

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MR. FREDRICKSON

In assessing the individual performance of Mr. Fredrickson, our CEO and Chairman, the Compensation Committee considered a broad range of corporate and individual performance factors including:

•	Net income of $100.8 Million in 2011, as compared to $73.5 Million in 2010;

•	EPS growth of 34%;

•	Revenue growth of 23% over 2010;

•	Record levels of debt buying, finishing at $408 Million;

•	His commitment to strong leadership as evidenced by the refinement of the PRA succession plan, ensuring the long term strength and continuity of the PRA executive team;

•

His ability to maintain strong relationships within our Company as well as with key external stakeholders to include investors, regulatory bodies, government officials, and key members of the communities in which we do business; and

•	His ongoing focus on improving the performance of the fee-for-services businesses and his commitment to continuing to diversify the business.

Based on these factors, including its own evaluation of his performance, in January 2012, the Compensation Committee recommended, and the independent members of our Board approved, an annual bonus award of $1,185,000 for Mr. Fredrickson for 2011, compared to an annual bonus award of $1,276,884 for 2010 (which included a stock bonus valued at $91,884). The target bonus for 2011 and 2010 was $800,000.

In the case of the other NEOs, Mr. Fredrickson formulated recommendations for each individual based on his assessment of their performance and presented those recommendations to the Compensation Committee for its consideration. Based on these recommendations, as well as the key drivers previously described and its own evaluation of their performance, the Compensation Committee recommended and the independent members of our Board approved the following annual bonus awards for each of the other NEOs:

MR. STEVENSON

Mr. Stevenson’s annual bonus award was $800,000, compared to an annual bonus award of $862,061 for 2010 (which included a stock bonus valued at $62,061). The target bonus for 2011 and 2010 was $500,000. Among the factors the Compensation Committee considered in determining the amount of his award were:

•	Our complete financial results for 2011;

•	His key role in capital planning, including maintaining excellent banking relationships and his ability to ensure that the Company has had adequate capital to achieve its growth objectives;

•	His effective supervision of the financial function, the information technology function, and corporate real estate/facilities; and

•	His efforts and commitments to working with investors and analysts regarding Investor Relations.

MR. PETIT

Mr. Petit’s annual bonus award for 2011 performance was $550,000 with an additional $750,000 award for achieving significant, sustained year-over-year growth, for a total of $1,300,000, compared to an annual bonus award of $1,293,016 for 2010 (which included a stock bonus valued at $319,516). The target bonus for 2011 and 2010 was $415,000. Among the factors the Compensation Committee considered in determining the amount of his award were:

•	Increasing Net Operating Income by 35% year over year even after growing NOI by 149% the prior year;

•	The significant contributions the bankruptcy business made towards PRA’s corporate level income;

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•	Talent development activities successfully implemented within the Bankruptcy business;

•	The bankruptcy team’s purchase of portfolios totaling approximately $195 million against a target of $180 million;

•	Mr. Petit’s business unit’s exceeding its goal, producing cash collections of $276 million, exceeding last year’s result by 48%; and

•	The extraordinary growth and magnitude of NOI, revenue, and earnings that the bankruptcy business has produced over the last several years to which the supplemental bonus is specifically tied.

MR. STERN

Mr. Stern’s annual bonus award for 2011 performance was $600,000 compared to an annual bonus award of $646,508 for 2010 (which included a stock bonus valued at $46,508). The target bonus for 2011 and 2010 was $400,000. Among the factors the Compensation Committee considered in determining the amount of his award were:

•

He developed and implemented strategies that drove operating efficiency up 14% (as measured by dollars recovered per collector hour paid excluding legal and purchased bankruptcy trustee recoveries), from $100 to $114;

•	Mr. Stern drove a cash collection compound annual growth rate of 85% in the internal legal channel since 2008;

•	His increased involvement in the Company’s fee-for-service businesses;

•

His commitment to ensuring the resources on his team are available and actively assisting in activities and projects that are important to the Company, but not necessarily within the confines of Core Operations; and

•	His commitment to strong leadership as evidenced by the efforts made on the Core Collections succession plan.

MR. McCAMMON

Mr. McCammon’s annual bonus award for 2011 performance was $500,000 compared to an annual bonus award of $538,807 for 2010 (which included a stock bonus valued at $38,807). The target bonus for 2011 and 2010 was $405,000. Among the factors the Compensation Committee considered in determining the amount of his award were:

•	His ongoing business development activities which resulted in significant deal sourcing and due diligence activities throughout 2011;

•	His efforts to improve organizational succession planning and his talent development initiatives to ensure strong leadership in both the fee-for-service businesses and within business development; and

•	His contribution to the overall financial goals of the Company.

While the key drivers and related individual performance factors described above were relatively more important than other factors in determining the 2011 annual bonus awards for the NEOs, the Compensation Committee did not assign a specific weight to any factor, but, rather evaluated the totality of the factors in making each award determination. The Compensation Committee employs both objective and subjective factors in determining executive bonuses. These may differ from period to period, and from person to person. The Company does not publicly disclose the specific business plans or goals of its departments because that information is considered confidential business information and is not material in this context due to the subjective nature of the overall bonus determination. Departmental performance goals are not disclosed because they are based on business plans that, if publicly disclosed, would provide competitors and other third parties with insights into the Company’s planning process and strategies, and because the disclosure of this information would significantly impair the Company’s ability to compete effectively in the marketplace. Although the Compensation Committee did not apply any specific numerical formula in determining the bonuses awarded, the bonuses recognized each executive’s performance, as appropriate, based on the financial performance of the business units for which they were responsible, taking into consideration the economic conditions in which they were operating.

Supplemental Long Term Equity Program

In December 2011, the Compensation Committee approved the Supplemental Long Term Equity Program (the “Program”). The Program is specifically designed to reward, motivate, and retain Mr. Petit as he leads the Bankruptcy Division through an anticipated period of continued, exceptional profitability. This supplemental plan is in addition to the normal executive compensation plans now in place. The Program is

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completely performance based and designed to reward Mr. Petit only in the case of continued exceptional levels of Revenue as it is designed to supplement, not replace other elements of compensation (Mr. Petit would continue to participate fully in the existing bonus and LTI plans). This program is also designed as an added retention method. Shares may be earned in each of 2012, 2013, and 2014 through the achievement of high levels of departmental Revenue. The target payout in each performance year is $750,000, for a total three year program target payout of $2,250,000. The amount of target shares that may be earned in each year ranges from zero to 200% as detailed in the following tables:

($ in millions)

2012 Revenue	2013 Revenue	2014 Revenue	Percentage of Target Shares Earned
$140	$145	$150	Zero
$150	$155	$160	50%
$160	$165	$170	100%
$175	$180	$185	150%
$190	$195	$200	200%

No portion of the Program amount determined in each of 2012, 2013, and 2014 will vest until March 31 of 2013, 2014 and 2015 respectively. At that time, one-half of any earned program shares earned will be paid out. The second half of each year’s shares will be paid at December 31 of 2013, 2014 and 2015 respectively all in fully-paid shares of stock, so long as no provisions of the clawback rules (described below) have been triggered and revenue goals are achieved.

The payouts to be made on December 31, 2013, as well as those in all of 2014 and 2015, will be subject to a reduction in shares awarded if allowance charges (in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 310-30, “Loans and Debt Securities Acquired with Deteriorated Credit Quality”) are taken in subsequent periods as a result of underperformance of pools bought during or prior to the respective test periods. In such a case the amount of the allowance charge taken for pools purchased in the subsequent period will be subtracted from the revenue for the prior period and the amount of shares earned will be recomputed and paid on December 31 of the year in question.

For example, if during 2014, allowance charges are realized from pools acquired in 2011, 2012, and 2013, the 2013 amount earned and payable at December 31, 2014 will be reduced (if required) after recalculating the qualifying revenue using the matrix set forth above. If in any period more has been paid out in the March 31 remittance than should have been paid in the entire year as a result of the reduction in shares, then the remaining amount will be subtracted from the next payment earned under the plan, if any.

Long Term Equity Incentives

We provide long term incentives in order to motivate and reward our NEOs for contributions to achieving our business objectives by tying incentives to the performance of our common stock over the long-term, to further reinforce the link between the interests of our NEOs and our stockholders, and to motivate our NEOs to improve multi-year financial performance. Our practice is to grant a mix of performance shares and time-based restricted shares to our NEOs and other executives in amounts that are consistent with competitive practice. These awards are made at our regularly scheduled director’s meeting after the Compensation Committee’s approval. Any shares so earned (“LTI Shares”) will be awarded in fully paid shares of the common stock of the Company.

In determining the amount of an individual long-term incentive award, the Compensation Committee considers a NEOs’ performance during the preceding year, potential future contributions, and retention considerations, as well as market data for the NEOs’ position in the Peer Group.

LTI Shares may also be granted when an individual is promoted to recognize the increase in the scope of his or her role and responsibilities. From time to time, we may also make special awards in the form of restricted stock to commemorate major milestones, or selective awards in situations involving a leadership transition. The Compensation Committee may also approve equity grants to new hires at the time of their hire in order to align them as quickly as possible to stockholder interests, if circumstances warrant.

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Decisions for 2012

In January 2012, the Compensation Committee granted LTI shares to the NEOs based on its assessment of their 2011 performance and the market data for each NEOs’ position in the Peer Group. The Committee determined that the long-term incentive would appropriately motivate and reward the NEOs to work towards achieving the Company’s long-term objectives, and further reinforce the link between their interests and the interests of our stockholders. These awards were granted in the form of time-based restricted shares (25%) for retention and performance shares (75%) to reward and encourage high performance. The time-based restricted shares of the Company’s common stock are designed to motivate the Company’s executives to remain employed by the Company, and to properly focus on long-term stockholder value. The performance shares are designed to provide executives with the potential to earn additional shares of the Company’s stock and provide them with specific financial goals that are tied to stockholder value. The Compensation Committee establishes both the grant value and the program parameters at the start of the plan year.

The 2012 LTI Program is identical in design to the 2011 LTI Program and focuses on four key elements: 1) continued Company service, 2) Adjusted EBITDA, 3) Return on Equity, and 4) Total Stockholder Return. Each component within the program is independent of the others and shares can be earned in any of these categories based on the requirements within that category. The continued Company service element, which represents 25% of the total award, is a time-based restricted stock grant that vests ratably over three years. The Adjusted EBITDA element is defined as pre-tax, pre-interest Net Operating Income, adding back depreciation, amortization of intangibles, and amortization of finance receivables and excluding any major company acquisitions completed during 2012. The Adjusted EBITDA element is based on the achievement of the 2012 Adjusted EBITDA target. Once the percentage of target shares earned for this element is determined, the awards then vest ratably over the next two years (on December 31, 2013 and December 31, 2014).

The following table demonstrates how the Adjusted EBITDA award values are determined (noting that any award earned in between thresholds will be determined using linear extrapolation):

Value	Percentage of Target Shares Earned
Less than $500 million	Zero
$525 million	50%
$555 million	100%
$585 million	150%
$615 million	200%

The third element, Return on Equity (ROE), is defined as net income divided by average monthly equity as defined and publicly disclosed in our quarterly releases. The award value for this element is determined at the end of the three year performance period (in 2014) and reflects a three-year annualized ROE goal. ROE is calculated quarterly during the performance period, with the final award being made in Q1, 2015.

The following table demonstrates how the ROE award values are determined (noting that any award earned in between thresholds will be determined using linear extrapolation):

Value	Percentage of Target Shares Earned
Less than 14.5%	Zero
15.50%	50%
16.50%	100%
17.50%	150%
18.5% or more	200%

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The fourth and final element of our performance based equity plan is relative Total Stockholder Return (TSR). Relative TSR is defined as the change in company stock price for a given period plus dividends paid during the period divided by the beginning of the period stock price in comparison to the same calculation of our Peer Group.

The award value for this performance element will be determined at the end of 2014 upon achievement of a three year calculation of relative stockholder value, using as a comparison one-third of the TSR of the companies in the NASDAQ stock market and two-thirds of the TSR for the 14 Peer companies named in this Proxy Statement.

The following table demonstrates how the relative TSR award values are determined (noting that any award earned in between thresholds will be determined using linear extrapolation):

Value	Percentage of Target Shares Earned
Below 35th percentile	Zero
35th percentile	50%
50th percentile	100%
90th percentile or more	200%

The following table presents the incentive awards for each NEO granted under our 2012 LTI Program. Awards are expressed as compensation values in the table but are granted as performance shares and time-based shares under the program. These awards generally will not be reported in the Summary Compensation Table until next year.

Named Executive Officer	Long-Term Incentive Program – Time-Based Compensation Value	Long-Term Incentive Program – Performance Shares Compensation Value (1)	Total
Steven D. Fredrickson	$375,000	$1,125,000	$1,500,000
Kevin P. Stevenson	$112,500	$337,500	$450,000
Michael J. Petit	$112,500	$337,500	$450,000
Neal Stern	$100,000	$300,000	$400,000
Peter K. McCammon	$75,000	$225,000	$300,000

(1)

Represent performance shares that will be fully realized only if specific performance metrics are achieved over a three year period (2012-2014). Performance shares can pay out at 0-200% of the stated value.

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Outstanding Performance Share Awards

During 2011, the NEOs had three performance share awards outstanding. The key features of these outstanding awards are included below:

Performance Period	Performance Measures	Performance Measure Target Levels	Target Number of Shares to be Awarded (1)	Actual Percentage of Shares
2009-2011	Earnings per share (1 year)	Minimum threshold for EPS of $3.20	No shares were awarded because the Company did not meet the minimum threshold for EPS	0% of target shares achieved in connection with EPS

	Return on Equity (3 year)	Minimum threshold for ROE of at least 15% for any shares to be earned	32,255 earned	97.7% of target shares achieved in connection with ROE

	Total Stockholder Return (3 year)	Minimum threshold of relative stockholder value in at least the 35th percentile as compared to peers (1/3 NASDAQ Global Market and 2/3 of Compensation Peer Group)	47,685 earned	144.5% of shares achieved in connection with TSR

2010-2012	Earnings per share (1 year)	Minimum threshold for EPS of $3.20	31,123 earned	190% of target shares achieved in connection with EPS

	Return on Equity (3 year)	Minimum threshold for ROE of at least 15% for any shares to be earned	17,884–target	ROE to be determined by March 31, 2013

	Total Stockholder Return (3 year)	Minimum threshold of relative stockholder value in at least the 35th percentile as compared to peers (1/3 NASDAQ Global Market and 2/3 of Compensation Peer Group)	17,884–target	TSR to be determined by March 31, 2013

2011-2013	Adjusted EBITDA (1 year)	Minimum threshold for Adjusted EBITDA of $375 million	49,178 earned	200% of target shares achieved in connection with EBITDA

	Return on Equity (3 year)	Minimum threshold for ROE of at least 13.5% for any shares to be earned	24,589–target	ROE to be determined by March 31, 2014

	Total Stockholder Return (3 year)	Minimum threshold of relative stockholder value in at least the 35th percentile as compared to peers (1/3 NASDAQ Global Market and 2/3 of Compensation Peer Group)	24,589–target	TSR to be determined by March 31, 2014

(1)	Share amounts marked with the word “target’ represents the probable outcome of the award if performance remains consistent.

Notice of Annual Meeting of Stockholders and 2012 Proxy Statement | 41

In March 2012, the NEOs received payouts with respect to performance share awards that were granted in January 2009 for the three year performance period of 2009-2011. These awards were paid at 80.7% of the target number of shares initially awarded based on our actual performance relative to the target goals of EPS (0%), ROE (97.7%), and TSR (144.5%). The final award payments to the NEOs were:

REALIZATION OF 2009-2011 LTI PROGRAM

Named Executive Officer	Target Number of Shares Awarded	Actual Number of Shares Awarded
Steven D. Fredrickson	22,481	18,152
Kevin P. Stevenson	8,832	7,131
Michael J. Petit	8,832	7,131
Neal Stern	9,233	7,455
Peter K. McCammon	8,029	6,483

The following table illustrates the Compensation Committee’s perspective of the 2010 and 2011 total direct compensation (base salary, annual bonus award, and long-term incentives) for the NEOs. This table is not a substitute for the compensation tables required by the SEC and included under the heading “Compensation of Named Executive Officers” contained in this Proxy Statement, but we believe it provides a more accurate picture of how the Compensation Committee viewed its compensation decisions for the NEOs as both the annual bonus and long-term incentive values relate to the awards made for the applicable performance year. This approach differs from the compensation tables required by the SEC, which report long-term incentive values in the calendar year of grant as opposed to the performance year for which they relate.

Named Executive Officer	2010 Compensation	2011 Compensation		Percentage Change
Steven D. Fredrickson
Salary (1)	$520,000	$575,000		11%
Annual Bonus (2)	$1,276,884	$1,185,000		-7%
Long-Term Incentive (3)	$1,250,000	$1,500,000		20%

Total	$3,046,884	$3,260,000		7%

Kevin P. Stevenson
Salary (1)	$312,000	$350,000		12%
Annual Bonus (2)	$862,061	$800,000		-7%
Long-Term Incentive (3)	$600,000	$450,000		-25%

Total	$1,774,061	$1,600,000		-10%

Michael J. Petit
Salary (1)	$244,400	$275,000		13%
Annual Bonus (2)	$1,293,016	$1,300,000	(4)	1%
Long-Term Incentive (3)	$600,000	$450,000		-25%

Total	$2,137,416	$2,025,000		-5%

Neal Stern
Salary (1)	$228,800	$260,000		14%
Annual Bonus (2)	$646,508	$600,000		-7%
Long-Term Incentive (3)	$400,000	$400,000		0%

Total	$1,275,308	$1,260,000		-1%

Peter K. McCammon
Salary (1)	$228,800	$250,000		9%
Annual Bonus (2)	$538,807	$500,000		-7%
Long-Term Incentive (3)	$400,000	$300,000		-25%

Total	$1,167,607	$1,050,000		-10%

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(1)

As noted previously in the Proxy Statement, salary levels for 2012 have already been established as a part of employment contract renewal process. The Compensation Committee increased Mr. Fredrickson’s base salary to $725,000, Mr. Stevenson’s base salary to $375,000, Mr. Petit’s base salary to $325,000, Mr. Stern’s base salary to $325,000, and Mr. McCammon’s base salary to $300,000. Each of these adjustments was based on 2011 performance and the competitive market data for positions of similar scope and responsibility.

(2)	The Annual bonus listed in the 2010 column is actually paid in 2011 but reflects 2010 performance. Similarly, the 2011 bonus is actually paid in 2012 but reflects 2011 performance.
(3)

The Long-Term Incentive awards for 2010 are actually granted in 2011 and the plan for that year is named the 2011 Long-Term Incentive Plan. Similarly, the 2011 awards are granted in 2012 and the plan for that year is named the 2012 Long-Term Incentive Plan. Amounts shown may differ from amounts reported in the Summary Compensation Table due to changes in the value of the Company’s common stock between the date on which bonus amounts were established by the Compensation Committee and the awards were actually granted.

(4)	The annual bonus award for Michael J. Petit includes his Annual Bonus Award of $550,000 plus his supplemental bonus of $750,000.

POST-EMPLOYMENT COMPENSATION

Tax-Qualified Plans

The Company sponsors the Portfolio Recovery Associates, Inc. 401(k) Plan for its employees, including the NEOs, who are at least eighteen years of age or over. This plan is a long-term savings vehicle that enables all employees to make pre-tax contributions via payroll deductions, and receive tax-deferred earnings on the contributions made. Employees are eligible to make voluntary contributions to the plan of up to 100% of their compensation, subject to Internal Revenue Code limitations, after completing six months of service with the Company. The Company makes matching cash contributions of up to 4% to each participating employee’s salary. Employees are able to direct their own investments, among a wide array of choices, in the Company’s 401(k) plan.

Retirement benefits are a component of our employee benefits programs. Accordingly, we offer our employees, including the NEOs, a comprehensive benefits program that provides the opportunity to accumulate retirement income. We periodically compare the competitiveness of our benefits programs for all our employees, including retirement benefits, against other employers with whom we broadly compete for talent. It is our objective to provide our employees with a benefits package that is at or around the median when compared to other employers.

Nonqualified Plans

The Company does not offer any nonqualified plans to any of its employees, including its NEOs.

Deferred Compensation Plan

The Company does not offer any deferred compensation plans to any of its employees, including its NEOs.

Severance and Change in Control Arrangements

Our NEOs are all eligible for severance payments in the event of an involuntary termination of employment without “cause” or a constructive discharge and nonrenewal severance payments in the event that the NEOs’ contract is not renewed at the end of the contract term. We find each of these practices to be typical among our peers and they are strongly tied to non-compete/non-solicitation agreements in exchange for the severance benefits. In no instance will the organization provide excise tax reimbursements to any of our executives.

For detailed information on the estimated potential payments and benefits payable to the NEOs in the event of their termination of employment, including following a change in control of the Company, see the heading “Post Employment Compensation Arrangements.”

PERQUISITES AND OTHER PERSONAL BENEFITS

We do not provide our executive officers, including the NEOs, with perquisites or other personal benefits, except for comprehensive physical examinations. The NEOs are required by policy to submit to comprehensive physical examinations every 5 years (if over 40 years of age) at the Company’s expense, at a cost of up to approximately $5,000 each. This perquisite is provided because we believe it serves a necessary business purpose and protects the interests of the organization and stockholders by requiring each NEO to receive high-quality preventative care and thereby increasing the likelihood of early detection for any serious illness that would prevent them from serving the Company to the best of their ability.

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OTHER COMPENSATION POLICIES

In addition to the other components of our executive compensation program, we maintain a Stock Ownership Guideline Policy as described below. This policy is consistent with evolving best practices and helps ensure that our executive compensation program does not encourage our NEOs to engage in behaviors that are beyond our ability to effectively identify and manage risk.

Stock Ownership Guidelines

To encourage our NEOs to acquire and hold shares of our Common Stock, we have adopted the following policies:

In order to further align executives’ interests with those of the Company’s stockholders and assure that management focuses on the appropriate long-term initiatives designed to increase stockholder value, the Compensation Committee has established stock ownership guidelines for certain key executives. Ownership by executive officers of equity in the Company serves to align their interests with those of the Company’s stockholders and demonstrates to the investing public and all of the Company’s other employees, senior management’s commitment to the Company. The Company’s targeted executive share ownership policy establishes for each executive officer, as well as other executives and managers in key leadership roles, individual equity ownership goals.

In the first quarter of each year, the Compensation Committee is provided with a report showing the extent to which executives have met the applicable ownership guidelines. This report also includes targeted share ownership, actual share ownership, increase or decrease in actual share ownership during the year, and the amount of both vested and non-vested shares. Each NEOs’ employment agreement provides that in the event that the targeted equity goals are not achieved within the required time frame, any annual bonus may be paid in non-vested stock, rather than in cash, until ownership targets are met. In accordance with the NEOs’ employment agreements, the Compensation Committee may determine whether, based on the executive’s success in achieving their shareholding targets, the executive’s annual bonus, if any, is paid in stock, rather than in cash. The specific share requirements for each executive are based on a multiple of annual base pay, and only include shares that are beneficially owned, directly or indirectly by the executive, but do not include any shares that have been granted to the executive that have not yet vested. In accordance with the revised policy, executives must retain 100% of after-tax equity compensation until a pre-determined multiple of salary ownership guidelines is met. Ownership targets are set as a multiple of salary, as indicated on the chart below. In order to permit consistent long term planning by an executive, once established, these targets are not reset, except upon the approval of the Compensation Committee, in the event of a significant promotion of an executive, exceptional equity grants, or other considerations. If the stock value falls below $33.00 or over $99.00 (50% movement up or down) the share requirement for each executive will be re-computed using the new three month average. The matrix below details the equity ownership targets established for the executives listed in the Summary Compensation Table.

TARGETED LEVELS OF EXECUTIVE SHARE OWNERSHIP

Name	2011 Salary	Multiple	Share Targets (1)	Actual Share Holdings
Steven D. Fredrickson	$575,000	5	42,580	154,002
Kevin P. Stevenson	$350,000	3	15,551	97,411
Michael J. Petit	$275,400	3	11,552	29,345
Neal Stern	$260,000	3	12,236	19,533
Peter K. McCammon	$250,000	3	11,108	13,985

(1)

Based on a stock price of ($67.52) per share. In the first quarter of each year the average closing stock price for the prior three months will be computed and used to determine whether the targeted equity goals have been achieved.

IMPACT OF TAX POLICIES

Deductibility of Executive Compensation

One of our compensation objectives is to structure and administer our annual and long-term incentive compensation plans for our CEO and the other NEOs to maximize the tax deductibility of the payments as “performance-based compensation” under Section 162(m) to the extent practicable. However, while the Compensation Committee is mindful of the potential impact upon the Company of Section 162(m) of the Code,

Notice of Annual Meeting of Stockholders and 2012 Proxy Statement | 44

it reserves the right to extend such compensation arrangements as may from time to time be necessary to retain or attract top-quality management. The decision in January 2012 to eliminate the individual achievement portion of the Annual Bonus Plan further aligns our annual and long-term programs with this objective so that in future years substantially all such compensation will be deductible. In 2011, the bifurcated annual bonus prevented full deductibility of the annual bonus plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2011, our Compensation Committee consisted of David N. Robert, Scott M. Tabakin, John H. Fain and John E. Fuller. All of the members of the Compensation Committee were independent directors, no member was an employee or former employee of the Company and no member has had any related party transactions which would require disclosure under the SEC rules. During fiscal 2011, no executive officer of the Company served on any compensation committee (or its equivalent) or board of directors of any other company whose executive officer served on our Compensation Committee or Board.

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EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the section of this Proxy Statement entitled, “Compensation Discussion and Analysis,” with management as required by Item 402(b) of Regulation S-K. Based on this, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement, and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The Compensation Committee

David N. Roberts, Chair

John H. Fain

John E. Fuller

Scott M. Tabakin

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2011 SUMMARY COMPENSATION TABLE

The following table sets forth all compensation awarded to, earned by or paid to each of the Company’s NEOs for all services rendered to the Company for the years ended December 31, 2011, 2010, and 2009, including equity awards. The Company does not offer defined benefit pension plans or nonqualified deferred compensation plans.

Name and Principal Position	Year	Salary (1)	Cash Bonus (2)	Stock Bonus (3) (4)	Stock Awards (5) (6)	Option Awards (7)	Non-Equity Incentive Plan Compensation	All Other Compensation (8)	Total
Steven D. Fredrickson Chairman, President and Chief Executive Officer	2011	$573,306			$1,241,824	$0	$1,185,000	$9,920	$3,010,050
	2010	$520,000		$91,884	$701,862	$0	$1,185,000	$9,800	$2,508,546
	2009	$500,000			$1,005,979	$0	$600,000	$9,800	$2,115,779
Kevin P. Stevenson EVP, Chief Financial & Administrative Officer, Treasurer & Asst Secretary	2011	$348,960			$596,073	$0	$800,000	$9,920	$1,754,952
	2010	$312,000		$62,061	$300,784	$0	$800,000	$9,800	$1,484,645
	2009	$300,000			$395,195	$0	$400,000	$9,800	$1,104,995

Michael J. Petit President, Bankruptcy Department	2011	$274,244	$750,000		$596,073	$0	$550,000	$9,920	$2,180,237
	2010	$244,400		$319,516	$439,695	$0	$973,500	$9,800	$1,986,911
	2009	$235,000			$395,195	$0	$500,000	$9,800	$1,139,995
Neal Stern Executive Vice President, Chief Operations Officer, Owned Portfolios	2011	$259,221			$397,357	$0	$600,000	$9,920	$1,266,498
	2010	$228,800		$46,508	$300,784	$0	$600,000	$9,800	$1,185,892
	2009	$220,000			$229,994	$0	$400,000	$9,800	$859,794

Peter K. McCammon Senior Vice President & President Revenue Enhancement Services	2011	$249,606			$397,357	$0	$500,000	$9,920	$1,156,883
	2010	$228,800		$38,807	$300,784	$0	500,000	$9,800	$1,078,191
	2009	$220,000			$359,287	$0	$370,000	$9,800	$959,087

(1)	Represents actual salary paid.
(2)

In 2011 Mr. Petit earned a cash bonus for extraordinary achievement. No bonuses outside of the Non-Equity Incentive Plan were earned in 2010 or 2009. Although payments under the Non-Equity incentive Plan were previously stated in the “Cash Bonus” column, they are now included under the “Non-Equity Incentive Plan” column.

(3)	Mr. Petit was granted 3,332 nonvested shares of the Company’s common stock in February 2010, all of which will vest in February 2013.
(4)	A portion of the 2010 bonus awarded under the Non-Equity Incentive Plan was paid in shares of the Company’s common stock.
(5)

The amounts included in the “Stock Awards” column represent the aggregate grant date fair value of the stock awards granted in 2011, 2010 and 2009. The shares awarded vest either (a) ratably over a five year period, beginning on the first anniversary of the award date (b) immediately on January 1, 2009, as described in footnote 5, or (c) pursuant to the terms of Company’s long-term incentive plans, if stated performance goals are met (see pages 38-42) for a more complete description of the LTI Programs). The actual amount of compensation that will be realized by the named executive at the time a share grant vests, if at all, will depend upon the market price of the Company’s common stock at the vesting date.

(6)

Non-vested retention stock awards were granted to certain executives in January 2009 in conjunction with the renewal of their employment agreements as set forth below. All such awards vested immediately upon their award. The shares awarded each executive and their grant date fair values are shown in the Grants of Plan Based Awards table.

(7)	There were no stock options granted in 2011, 2010, or 2009.
(8)

These amounts represent Company matching contributions to the recipient’s 401(k) plan up to limits for such plans under federal income tax rules. Any amounts connected with executive physicals have not been included as they are below the $10,000 threshold. For Mr. Stern this amount was $4,800.

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GRANTS OF PLAN BASED AWARDS

The following table presents, for each of the NEOs, information concerning awards under our Long-Term Incentive Programs for 2011 and grants of equity awards made during 2011.

2011 GRANTS OF PLAN-BASED AWARDS TABLE (1)

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards; Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option
		Threshold(#)	Target(#)	Maximum(#)	(#) (3)	Awards (4)
Steven D. Fredrickson	1/14/2011	0	12,336	24,672	4,112	$1,241,824
Kevin P. Stevenson	1/14/2011	0	5,921	11,842	1,974	$596,073
Michael J. Petit	1/14/2011	0	5,921	11,842	1,974	$596,073
Neal Stern	1/14/2011	0	3,947	7,894	1,316	$397,357
Peter K. McCammon	1/14/2011	0	3,947	7,894	1,316	$397,357

(1)

The amounts reported relate to the nonvested LTI Shares granted to the above executives under the 2011 LTI Program. Except for the time vesting portion, the shares will not vest if the performance criteria set forth in the discussion of the 2011 LTI Program above are not met.

(2)	Represents the range of possible awards pursuant to the performance vesting portion of the 2011 LTI Program.
(3)	The amounts reported in this column represent the time vesting portion of the 2011 LTI Shares, which vest ratably over three years.
(4)

The amounts reported above relate to the nonvested LTI Shares granted to the above executives. The value of the LTI Share was determined by multiplying the closing price of the Company’s common stock as of the grant date ($75.50) times the target number of shares granted. The performance based portion of the shares will not vest if the performance criteria are not met.

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OUTSTANDING EQUITY AWARDS

The following table provides information on the NEOs’ outstanding unvested equity awards as of December 31, 2011. The market value of shares of stock is determined by multiplying the number of shares by the closing price of the Company’s common stock at the end of the last fiscal year. No options were outstanding as of December 31, 2011.

2011 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

Name	Grant		Stock Awards (1)
			Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares of Stock that Have Not Vested as of 12/31/11 (3)
Steven D. Fredrickson	1/20/2009 1/14/2010 1/14/2011	(4) (4)	18,152 14,526 22,221	$ $ $	1,225,623 980,796 1,500,362
Kevin P. Stevenson	1/20/2009 1/14/2010 1/14/2011	(4) (4)	7,131 6,226 10,666	$ $ $	481,485 420,380 720,168
Michael J. Petit	1/20/2009 1/14/2010 2/8/2010 1/14/2011	(4) (4)	7,131 6,226 3,332 10,666	$ $ $ $	481,485 420,380 224,977 720,168
Neal Stern	1/2/2008 1/20/2009 1/14/2010 1/14/2011	(4) (4)	5,000 7,455 6,226 7,110	$ $ $ $	337,600 503,362 420,380 480,067
Peter K. McCammon	1/20/2009 1/14/2010 1/14/2011	(4) (4)	6,483 6,226 7,110	$ $ $	437,732 420,380 480,067

(1)

The performance of the LTI Shares will not vest or be awarded if the Company does not achieve its performance targets, as described more fully on pages 38-42. If such targets are met, the number of shares to be received by each executive will increase or decrease depending on actual performance.

(2)

The shares granted vest either (a) ratably over a stated period, beginning on the first anniversary of the award date or (b) pursuant to the terms of the respective Long Term Incentive Program, based on the achievement of stated performance goals. (See pages 38-42 for a more complete description of the Long Term Incentive Programs).

(3)	Value is calculated based on the closing price ($75.20) of the Company’s common stock on the NASDAQ stock market as of December 31, 2011.
(4)	LTI Shares granted, but not yet vested or awarded.

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OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning the exercises of stock options and shares acquired on vesting during 2011 on an aggregated basis for each of the executives named therein, and includes the value realized upon exercise or upon vesting.

2011 OPTION EXERCISES AND STOCK VESTED TABLE

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Number of Shares Acquired on Exercise (#)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1)
Steven D. Fredrickson	—	—	6,857	$500,886
Kevin P. Stevenson	—	—	3,810	$284,662
Michael J. Petit	—	—	7,220	$542,117
Neal Stern	—	—	5,104	$374,239
Peter K. McCammon	—	—	2,502	$178,538

(1)	Represents the aggregate dollar amount realized upon vesting computed by multiplying the number of shares of stock by the closing market value of the underlying share on the vesting date.

The following table provides detailed vesting information of the value realized upon vesting of stock awards.

Name	Vesting Date	Number of Shares	Closing Market Price (1)
	1/14/2011	1,601	$75.54
Steven D. Fredrickson	1/14/2011	1,217	$75.50
	4/19/2011	1,000	$82.87
	12/31/2011	3,039	$67.52
	1/14/2011	686	$75.54
Kevin P. Stevenson	1/14/2011	822	$75.50
	4/19/2011	1,000	$82.87
	12/31/2011	1,302	$67.52
	1/14/2011	686	$75.54
Michael J. Petit	1/14/2011	4,232	$75.50
	4/19/2011	1,000	$82.87
	12/31/2011	1,302	$67.52
	1/2/2011	2,500	$75.20
Neal Stern	1/14/2011	686	$75.54
	1/14/2011	616	$75.50
	12/31/2011	1,302	$67.52
	1/14/2011	686	$75.54
Peter K. McCammon	1/14/2011	514	$75.50
	12/31/2011	1,302	$67.52

(1)	Closing market price to calculate value of shares at vesting is the day prior to vesting date unless the grant is made and vests on the same day in which the closing price on grant date is used.

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POST-EMPLOYMENT COMPENSATION ARRANGEMENTS

The Company does not have any plans or programs under which payments to any executive officers are triggered by a change in control of the Company. However, each NEOs’ employment agreement contains severance provisions providing for payments to the executive’s beneficiaries or to their estates in the event of death, and for severance payments upon the involuntary termination of their employment without Cause (as that term is defined in the Employment Agreements). In the case of a termination for Cause, no severance payments will be made. Severance payments are conditioned on the executive’s execution of a full release of all claims against the Company, and are payable in a lump sum after termination of employment. The Employment Agreements provide executives with certain benefits upon their involuntary termination for reasons other than for their wrongful behavior or misconduct. These provisions provide protection to the Company and to the executive related to terminations of employment that could potentially cause harm to the Company and/or the business units managed by the terminated executive. None of the NEOs are provided with any type of golden parachute or excise tax gross-up.

The following table provides information regarding severance payments that would have been made to NEOs pursuant to the terms of their employment agreements under various employment scenarios if such termination had occurred as of December 31, 2011. Included for each of the NEOs are the estimated payments and benefits that would have been payable as of the end of 2011 in the event of:

•	Constructive Discharge

•	Non-renewal of employment agreement

•	Reason other than Cause

•	Death or Disability

The Estimated Post-Employment Payments and Benefits Table that follows this narrative summarize such payments and benefits. No severance payments were made to any of the NEOs in 2011. The amounts in this table were calculated based upon employment agreements in effect as of December 31, 2011. All of the executive officers executed three-year employment agreements with the Company, effective January 1, 2009. The Company entered into new Employment Agreements with the NEOs effective January 1, 2012 and are valid through 2014. The amounts reported in the following table are hypothetical amounts based on the disclosure of compensation information about the NEOs. Actual payments will depend on the circumstances and timing of any termination of employment or other triggering event. Messrs. Fredrickson, Stevenson, Petit and McCammon also receive payments for Death or Disability, as set forth in their Employment Agreements that provide for salary through the end of the month in which the Death or Disability occurs and a pro-rated target bonus based on the date of death or disability assuming the pro-ration is greater than 50%. Mr. Stern has severance related to Death or Disability, as set forth in his Employment Agreement that provides for salary through the end of the month in which the Death or Disability occurs and a pro-rated bonus adjusted for Company performance based on the date of death or disability assuming the pro-ration is greater than 50%. For illustration purposes we have used the full year target bonus for each executive.

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ESTIMATED POST-EMPLOYMENT PAYMENTS AND BENEFITS

Name	Type of Payment or Benefit	Constructive Discharge; Non Renewal of Employment Agreement or Reasons Other than for Cause (1) (2) (3)	Death or Disability
	Severance Payment	$1,150,000	n/a
Steven D. Fredrickson	Annual Incentive	$1,600,000	$800,000
	Benefits	$13,377	n/a
	Total	$2,763,377	$800,000
	Severance Payment	$700,000	n/a
Kevin P. Stevenson	Annual Incentive	$1,000,000	$500,000
	Benefits	$13,377	n/a
	Total	$1,713,377	$500,000
	Severance Payment	$550,000	n/a
Michael J. Petit	Annual Incentive	$830,000	$415,000
	Benefits	$13,377	n/a
	Total	$1,393,377	$415,000
	Severance Payment	$260,000	n/a
Neal Stern	Annual Incentive	$324,548	$400,000
	Benefits	$3,344	n/a
	Total	$587,892	$400,000
	Severance Payment	$457,600	n/a
Peter K. McCammon	Annual Incentive	$810,000	$405,000
	Benefits	$13,377	n/a
	Total	$1,280,977	$405,000

(1)

Messrs. Fredrickson’s, Stevenson’s, Petit’s and McCammon’s severance for Constructive Discharge or Non-renewal of Employment Agreement, as set forth in their Employment Agreements, provides two years’ salary, two times target bonus set for the fiscal year and benefit (Health and Dental) continuation for one year. Mr. Stern’s severance for Constructive Discharge or Non-renewal of Employment Agreement, as set forth in his Employment Agreement, provides one year’s salary; one times the average bonus paid to him over the previous three years prorated based on date of separation and adjusted for Company performance and benefit (Health and Dental) continuation. For illustration purposes we have used a non-prorated average from the previous three years for Mr. Stern.

(2)

“Constructive Discharge” is defined as the election of the employee to terminate his or her employment due to the removal of the employee from, or a failure of the employee to continue in his or her current position, any material diminution in the nature or scope of the authorities, powers, functions, duties or responsibilities attached to such position, the relocation of the Company’s principal executive offices to a location more than 50 miles from Norfolk, Virginia, if the employee does not agree to such changes, or the material breach by the Company of the employee’s Employment Agreement.

(3)

“Cause” is defined as: (A) conviction, or plea of guilty or nolo contendere to, a felony; (B) engaging in willful misconduct that is economically injurious to the Company or its subsidiaries, or the embezzlement of funds or misappropriation of other property of the Company or any subsidiary; (C) material violation of the Company’s written policies and procedures (including gross and continued failure to satisfy written directives or performance material), insubordination; or (D) fraudulent conduct as regards the Company, which results either in personal enrichment to the employee or material injury to the Company or its subsidiaries.

Notice of Annual Meeting of Stockholders and 2012 Proxy Statement | 52

SUBMISSION OF STOCKHOLDER PROPOSALS

A stockholder proposal may be considered for inclusion in the Company’s proxy materials for the 2013 annual meeting pursuant to SEC Rule 14a-8 of the Exchange Act. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion. Stockholders who wish to present proposals for inclusion in the Company’s proxy statement pursuant to SEC Rule 14a-8 must submit their proposals so that they are received at PRA’s principal executive offices no later than the close of business on December 10, 2012.

The Company’s by-laws and certificate of incorporation provide that any stockholder of record entitled to vote at an annual meeting who intends to make a nomination for Director or make any other proposal must notify the Corporate Secretary in writing not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the Company’s by-laws must be received no earlier than February 22, 2013 and no later than March 24, 2013. Any nominations or other proposals submitted thereafter will be opposed as not having been timely filed. The notice must meet other requirements contained in the Company’s by-laws and certificate of incorporation, copies of which are available on the Investor Relations page on the Company’s website at www.portfoliorecovery.com. Copies of such documents can also be obtained, at no cost, from the Corporate Secretary at the address set forth herein, or from the SEC. The Company did not receive any recommendations from stockholders for consideration at the 2012 Annual Meeting or any notice of a stockholder’s intent to present a proposal at the Annual Meeting. As of the date of this Proxy Statement, the Board does not intend to bring any other business before the Annual Meeting except items incident to the conduct of the Annual Meeting. The enclosed Proxy Card will confer discretionary authority with respect to matters which are not presently known to the Board at the time of the printing hereof and which may properly come before the Annual Meeting. It is the intention of the persons named on the Proxy Card to vote their Proxy Card with respect to such matters in accordance with their best judgment.

Electronic Delivery of Proxy Materials

Under rules approved by the Securities Exchange Commission (“SEC”), the Company is furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record. Stockholders may also view proxy materials online at the Company’s website at www.portfoliorecovery.com.

Annual Report on Form 10-K

A copy of this Proxy Statement, the Company’s 2011 Annual Report to Stockholders, its audited consolidated financial statements, together with other related information, are available on the internet and are being mailed to stockholders who requested printed versions. Additionally, these materials and the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC, and all financial statements or schedules required to be filed with the SEC pursuant to Rule 13a-1 may be obtained from the Investor Relations page of our website at www.portfoliorecovery.com, or by request directed to the Corporate Secretary at the address below. A copy of the Company’s Annual Report on Form 10-K, and other periodic filings also may be obtained from the SEC’s EDGAR database at www.sec.gov. Please direct all inquiries to the Corporate Secretary at the following address:

Judith S. Scott

Executive Vice President, General Counsel and Secretary

Portfolio Recovery Associates, Inc.

140 Corporate Boulevard

Norfolk, VA 23502

jsscott@portfoliorecovery.com

Fax: 757-321-2518

Stockholder List

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders at the Annual Meeting.

This Proxy Statement is dated as of April 9, 2012. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement. The furnishing of this Proxy Statement to stockholders shall not create any implication to the contrary.

Notice of Annual Meeting of Stockholders and 2012 Proxy Statement | 53

Portfolio Recovery Associates, Inc.

Riversider Commerce Center, 2nd Floor

130 Corporate Boulevard

Norfolk, VA 23502

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held May 23, 2012.

This proxy statement and our 2011 Annual Report to Shareholders are available at http://www.cstproxy.com/portfoliorecovery/2012

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for Director and “For” proposals 2 and 3.

Please mark your votes like this X

The Board of Directors recommends a vote FOR the election of the directors listed below.

1. Election of Directors

FOR all Nominees listed to the left

WITHHOLD AUTHORITY to vote for the nominees listed

NOMINEES: (01) Steven D. Fredrickson (02) Penelope W. Kyle

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

When this Proxy is properly executed, the shares to which it relates will be voted in the manner directed herein.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING

I plan to attend the Annual Meeting in person

Label Area 4” x 1 1/2”

PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT)

To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval.

SIGNATURE: DATE: TIME:

Registered Quantity 0 Broker Quantity

The Board of Directors recommends a vote FOR proposals 2 and 3.

2. Approval, on a non-binding advisory basis, of the Company’s executive compensation;

FOR AGAINST ABSTAIN

3. Ratification of the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2012; and

FOR AGAINST ABSTAIN

4. Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature Signature Date , 2012

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. By signing this proxy card, you acknowledge receipt of the Proxy Statement and the Notice of Annual Meeting of Shareholders to be held on May 23, 2012.

THIS ADMISSION TICKET IS REQUIRED FOR ADMITTANCE TO THE PORTFOLIO RECOVERY ASSOCIATES, INC.

Annual Meeting of Shareholders to be held May 23, 2012 For Holders of Record as of March 28, 2012

EACH SHAREHOLDER MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS DRIVER’S LICENSE OR EMPLOYEE IDENTIFICATION BADGE, IN ADDITION TO THIS ADMISSION TICKET.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

Proxy Card

PORTFOLIO RECOVERY ASSOCIATES, INC.

Proxy Solicited by the Board of Directors

For Annual Meeting of Shareholders to be held May 23, 2012 For Holders of Record as of March 28, 2012

The undersigned hereby appoints the proxies selected by the Company’s Board of Directors, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote at the Annual Meeting of Shareholders of PORTFOLIO RECOVERY ASSOCIATES, INC. to be held at Noon on May 23, 2012, and at any adjournments thereof, on the following proposals.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. Your shares cannot be voted unless you sign, date and return this card, or vote your shares by using either of the means described on the reverse side.

The proxies are authorized to vote in their discretion with respect to other matters that may properly come before the Annual Meeting or any adjournment thereof. As of April 9, 2012 (the approximate date of this mailing), Portfolio Recovery Associates, Inc. does not know of any such other matters to be presented at the Annual Meeting.

SEE REVERSE SIDE